                                 LOAN AGREEMENT


                         Dated as of September 28, 1999

                                  By and Among


                              ATLAS AMERICA, INC.,

                              RESOURCE ENERGY, INC.

                                       and

                          VIKING RESOURCES CORPORATION

                                as the Borrowers,

                         PNC BANK, NATIONAL ASSOCIATION,

                              as the Issuing Bank,

                         PNC BANK, NATIONAL ASSOCIATION,

                                    as Agent,

                           FIRST UNION NATIONAL BANK,

                              as Syndication Agent,

                                       and

                             THE BANKS PARTY HERETO

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS........................................................1
     1.1    Definitions; Construction..........................................1

SECTION 2.  LOANS ............................................................12
     2.1    Revolving Credit Loans............................................12
     2.2    Borrowing Limits; Collateral Value................................15
            (i)   Annual Determination........................................15
            (ii)  Special Determinations......................................16
            (iii) Scheduled Reductions of Individual Collateral Values........16
     2.3    Discounted Future Net Income......................................16
     2.4    Mandatory Prepayments.............................................18
     2.5    Interest Rate Options, Interest Payments and
            Certain Related Payments Pertaining to the Loans..................18
     2.6    Capital Adequacy Requirements.....................................23
     2.7    Time, Place and Manner of Payments................................24
     2.8    Loan Account......................................................24
     2.9    Letter of Credit Subfacility......................................24

SECTION 3.  REPRESENTATIONS AND WARRANTIES....................................29
     3.1    Existence and Authority...........................................29
     3.2    Capitalization and Subsidiaries...................................30
     3.3    Rights, Titles and Interests......................................30
     3.4    Financial Statements and Projections..............................30
     3.5    Litigation........................................................32
     3.6    Validity; Binding Effect; Enforceability; No Conflicts............32
     3.7    Permits ..........................................................33
     3.8    Operation of Wells and the Pipeline...............................33
     3.9    Public Utility Holding Company....................................33
     3.10   ERISA.............................................................33
     3.11   Regulation U, T and X.............................................33
     3.12   Compliance with Law...............................................33
     3.13   Taxes.............................................................33
     3.14   Relationship of Borrowers.........................................34
     3.15   Status as Producers of Gas........................................34
     3.16   Year 2000.........................................................34
     3.17   Environmental Matters.............................................34
     3.18   Investment Company Act............................................34
     3.19   Disclosure........................................................34
     3.20   Delivery of Acquisition Agreement.................................35
     3.21   Updates to Schedules..............................................35
     3.22   Solvency .........................................................35

                                                                            Page
                                                                            ----
SECTION 4.  SECURITY..........................................................35
     4.1    Security Documents................................................35
     4.2    Set-Off...........................................................36
     4.3    Additional Security - Generally...................................36
     4.4    Certain Additional Security.......................................37
     4.5    Operating Accounts................................................37
     4.6    Guaranties........................................................37
     4.7    Subordination of Indebtedness and Liens...........................37

SECTION 5.  AFFIRMATIVE COVENANTS.............................................37
     5.1    First Lien Undertakings...........................................38
     5.2    Protection of Rights, Titles and Interests........................38
     5.3    Operation and Maintenance.........................................38
     5.4    Permits ..........................................................38
     5.5    Compliance with Law...............................................38
     5.6    Corporate Reorganization..........................................38
     5.7    Existence and Ownership...........................................39
     5.8    Reports, Certifications and Other Information.....................39
     5.9    Records and Access................................................40
     5.10   Payment of Taxes and Mechanics' Claims............................40
     5.11   Insurance.........................................................40
     5.12   Duty to Plug......................................................41
     5.13   Expenses, Fees and Disbursements..................................41
     5.14   Assigned Payments.................................................41
     5.15   Notification......................................................42
     5.16   Current Ratio.....................................................42
     5.17   Debt to EBITDA....................................................42
     5.18   Fixed Charge Coverage Ratio.......................................42
     5.19   Minimum Consolidated Tangible Net Worth...........................43
     5.20   Additional Documents..............................................43
     5.21   Environmental Matters.............................................43

SECTION 6.  NEGATIVE COVENANTS................................................45
     6.1    Alienation........................................................45
     6.2    Encumbrances......................................................45
     6.3    Guaranty .........................................................46
     6.4    Debt..............................................................46
     6.5    Loans; Investments................................................46
     6.6    Business Activities...............................................47
     6.7    Consolidation or Merger; Change of Control........................47
     6.8    Acquisitions......................................................47
     6.9    Redemption........................................................47
     6.10   Distributions.....................................................47
     6.11   Leases............................................................48
     6.12   Capital Expenditures..............................................48
     6.13   Negative Pledges..................................................48

                                                                            Page
                                                                            ----
SECTION 7.  BORROWING REQUIREMENTS............................................48
     7.1    Conditions to Borrowing...........................................48

SECTION 8.  DISBURSEMENT......................................................50
     8.1    Procedure.........................................................50
     8.2    Use of Proceeds...................................................51
     8.3    Charging Account..................................................51

SECTION 9.  DEFAULTS..........................................................51

SECTION 10. REMEDIES..........................................................54

SECTION 11. MISCELLANEOUS.....................................................54
     11.1   Waiver and Modification...........................................54
     11.2   Notices ..........................................................55
     11.3   Certain Taxes.....................................................56
     11.4   Right to Cure.....................................................56
     11.5   Venue and Jurisdiction; Waiver of Jury Trial......................56
     11.6   Applicable Law....................................................57
     11.7   Severability......................................................57
     11.8   Successors and Assigns............................................57
     11.9   Nature and Survival of Representations............................58
     11.10  Certain Matters Regarding the Prior Loan Agreement................58
     11.11  Number and Gender.................................................58
     11.12  Joint and Several Liability; Insolvency Laws......................58
     11.13  Tax Withholding...................................................59
     11.14  Headings .........................................................59
     11.15  Confidentiality...................................................59

SECTION 12. AGREEMENT AMONG BANKS.............................................60
     12.1   Appointment and Grant of Authority................................60
     12.2   Reliance by Agent on Banks for Funding............................60
     12.3   Non-Reliance on Agent.............................................61
     12.4   Responsibility of Agent and Other Matters.........................61
     12.5   Action on Instructions............................................62
     12.6   Required Banks....................................................62
     12.7   Action Upon Occurrence of an Event of Default.....................62
     12.8   Indemnification...................................................62
     12.9   Agent's Rights as a Bank..........................................62
     12.10  Payment to Banks..................................................63
     12.11  Pro Rata Sharing..................................................63
     12.12  Successor Agent...................................................63
     12.13  Amendments and Waivers............................................63
     12.14  Agent's Fees......................................................64
     12.15  Funding by Branch, Subsidiary or Affiliate........................64

                                LIST OF EXHIBITS


EXHIBIT A         -      Form of Revolving Credit Note

EXHIBIT B         -      Form of Request for/Confirmation of Loan

EXHIBIT C         -      Guaranty Agreement

EXHIBIT D         -      Mortgages

EXHIBIT E-1       -      Security Agreement (Partnerships, Accounts, Inventory)

EXHIBIT E-2       -      Security Agreement (Note)

EXHIBIT F         -      Pledge Agreement

EXHIBIT G         -      Compliance Certificate

EXHIBIT H         -      Assignment and Assumption Agreement




                                LIST OF SCHEDULES



SCHEDULE 2.9.     -    Existing Letters of Credit

SCHEDULE 3.2.     -    Ownership/Subsidiaries

SCHEDULE 3.5.     -    Litigation

ANNEX I           -    Interest Rate Margins

                                 LOAN AGREEMENT


            This Loan Agreement dated as of this 28th day of September, 1999 (as more fully defined below, the "Agreement"), and made and entered into by and among ATLAS AMERICA, INC., a Pennsylvania Corporation ("Atlas"), RESOURCE ENERGY, INC., a Delaware corporation ("REI") and VIKING RESOURCES CORPORATION, a Pennsylvania corporation ("Viking"; Atlas, REI and Viking, each, individually a "Borrower" and collectively the "Borrowers"), the financial institutions listed on the signature pages hereto, (together with each other financial institution which hereafter becomes a party hereunder in accordance with Section 11.8 below (collectively, the "Banks", and each individually, a "Bank"), PNC BANK, NATIONAL ASSOCIATION as the issuer of the Letters of Credit (in such capacity, the "Issuing Bank") and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the "Agent") and FIRST UNION NATIONAL BANK, in its capacity as Syndication Agent.

                                   WITNESSETH:

            WHEREAS, the Borrowers desire to obtain a commitment from each of the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $45,000,000, will be made to the Borrowers from time to time prior to the Termination Date (as defined below); and

            WHEREAS, the Borrowers also desire to provide for the issuance, for the account of the Borrowers, of Letters of Credit with an aggregate stated amount not to exceed a sublimit of $14,000,000; and

            WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such commitment and make such Loans to the Borrowers.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

            1.1   Definitions; Construction.

            (a) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Accounts" shall have the meaning ascribed to it in Section
8.1.

                  "Acquisition" shall mean the acquisition by Viking (then known prior to a name change as "Viking America, Inc.") of all of the issued and outstanding stock of Viking Resources Corporation, an Ohio corporation, and the merger of such corporation with and into Viking, and all actions and transactions contemplated to occur in connection therewith or as a condition thereto, including without limitation, the acquisition by Viking Resources Corporation of the stock of certain corporations and of certain oil and gas well interests, all as more specifically set forth in the Acquisition Agreement.

                  "Acquisition Agreement" shall mean the Agreement and Plan of Merger, including all exhibits and schedules thereto, dated as of August 20, 1999 among Resource America, Inc., Viking (then known prior to a name change as "Viking America, Inc."), the former Viking Resources Corporation and the shareholders of the former Viking Resources Corporation.

                  "Adjusted Base Rate" means the interest rate relating to the Base Rate Option as described in item (i) of Subsection 2.5(b).

                  "Adjusted Euro-Rate" means the interest rate relating to the Euro-Rate Option as described in item (ii) of Subsection 2.5(b).

                  "Agent" shall mean PNC Bank, National Association, and its successors and assigns.

                  "Aggregate Collateral Value" shall have the meaning ascribed to it in Section 2.2(c).

                  "Agreement" means this Loan Agreement dated as of September _____, 1999, by and among Atlas, REI and Viking, as borrowers, the banks a party hereto, from time to time, PNC Bank, National Association, as agent for the Banks, and First Union National Bank, as syndication agent, together with all extensions, renewals, amendments, substitutions and replacements hereof.

                  "Aggregate Outstandings" shall have the meaning ascribed to it in Section 2.2(a).

                  "Applicable Base Rate Margin" shall mean that rate per annum shown in the appropriate place on Annex I, attached hereto and made a part hereof.

                  "Applicable Euro-Rate Margin" shall mean that rate per annum shown in the appropriate place on Annex I, attached hereto and made a part hereof.

                  "Atlas" shall mean Atlas America, Inc., a Pennsylvania corporation.

                  "Authority" shall have the meaning ascribed to it in Section 5.20.

                  "Bank" shall have the meaning ascribed to it in the preamble to this Agreement, and shall be deemed to include within its meaning the Issuing Bank for the purposes of obtaining the benefit of any security, indemnification or reimbursement provision contained herein or in any other Loan Document in favor of the Banks.

                  "Base Rate" means a rate per annum equal to the higher of (i) the Prime Rate and (ii) the sum of (x) the Federal Funds Rate plus (y) fifty
(50) basis points (1/2 of 1%). The Base Rate shall be adjusted automatically from time to time upon each change in the Prime Rate or the Federal Funds Rate, as applicable.

                  "Base Rate Option" means the interest rate option described in item (i) of Subsection 2.5(b).

                  "Base Rate Portion" means a Loan or a portion thereof which bears, or is to bear, interest at the Adjusted Base Rate.

                  "Borrower" and "Borrowers" shall have the meaning ascribed to it in the preamble of this Agreement.

                  "Borrower's Proceeds" shall mean, with respect to any Borrower, (i) such Borrower's or any of such Borrower's Restricted Subsidiary's share (at least equal to the share on which the Discounted Future Net Income is determined) of the total gross proceeds generated in connection with the Wells and the Pipeline payable to such Borrower or such Restricted Subsidiary including but not limited to such Borrower's or Restricted Subsidiary's share of such proceeds derived from, in connection with and/or relating to the production, sale, transportation and/or compression of gas and oil produced from the Wells and transported through the Pipeline and such Borrower's or Restricted Subsidiary's share (at least equal to the share on which the Discounted Future Net Income is determined) of reimbursements of all severance taxes relating thereto, less (ii) the share (no greater than the share on which the Discounted Future Net Income is determined) of the costs and expenses (including severance, real estate and windfall profits taxes but not income or other taxes) paid by such Borrower or such Restricted Subsidiary to others for the operation of the Wells and the Pipeline and the removal and sale of gas and oil produced from the Wells and the share (no greater than the share on which the Discounted Future Net Income is determined) of royalties and overriding royalties paid by such Borrower or such Restricted Subsidiary to others for the production of gas and oil from the Wells, provided, however, that such costs and expenses (including royalties and overriding royalties) shall not exceed those customarily paid by prudent gas and oil operators, and prudent operators of pipelines, of established reputations in the areas in which the Wells and the Pipeline are located.

                  "Business Day" means a day on which the Agent's principal office is open for the conduct of normal commercial banking business.

                  "Change in Control" shall have the meaning ascribed to it in Subsection 6.7(b).

                  "Closing Fee" shall have the meaning ascribed to it in Subsection 2.1(e).

                  "Combined" shall mean the combination in accordance with GAAP of the items as to which such term applies with respect to Atlas, REI, Viking and their respective Subsidiaries.

                  "Commitment Fee" shall have the meaning ascribed to it in Subsection 2.1(d).

                  "Commitment Fee Rate" shall have the meaning ascribed to it in Subsection 2.1(d).

                  "Commitment Percentage" shall have the meaning ascribed to it in Subsection 2.1(a).

                  "Deficiency Amount" shall have the meaning ascribed to it in
Section 2.5.

                  "Designated Borrower" shall have the meaning ascribed to it in Subsection 2.2(b).

                  "Discounted Future Net Income" shall have the meaning ascribed to it in Section 2.3.

                  "Dollar(s)" or "$" means the legal tender of the United States of America.

                  "Draw" shall mean a payment of funds by the Issuing Bank or the Banks pursuant to a request by the beneficiary of any Letter of Credit for funds in accordance with the terms of such Letter of Credit.

                  "Drawing Date" shall have the meaning ascribed to it in Subsection 2.9(b).

                  "EBITDA" shall have the meaning ascribed to it in Section
5.17.

                  "Engineering Report(s)" shall have the meaning ascribed to it in Section 2.3.

                  "ERISA" shall have the meaning ascribed to it in Section 3.10.

                  "Euro-Rate" means, with respect to Portions of the Loans to which the Euro-Rate Option applies for any Euro-Rate Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum)
(i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) display page 3750 (or appropriate successor or, if British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent), two (2) Business Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                          Average of London interbank offered rates on
                          Dow Jones Markets Service display page 3750
              Euro-Rate = as quoted by BBA or appropriate successor
                          ---------------------------------------------
                          1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted automatically with respect to any Euro-Rate Portion outstanding on the effective date of any change in the Euro-Rate Reserve Percentage, as of such effective date.

                  "Euro-Rate Interest Period(s)" means any individual period of one (1), two (2), three (3) or six (6) months selected by the Borrowers commencing on the borrowing, conversion date or renewal date of a Euro-Rate Portion to which such period shall apply.

                  "Euro-Rate Option" means the interest rate option described in item (ii) of Subsection 2.5(b).

                  "Euro-Rate Portion(s)" means a Loan or portion thereof which bears, or is to bear, interest at the Adjusted Euro-Rate.

                  "Euro-Rate Reserve Percentage" means the maximum effective percentage (expressed as a decimal, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Agent (which determination shall be conclusive), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities").

                  "Existing Letters of Credit" shall mean those Letters of Credit issued under the Prior Loan Agreement and outstanding on the date hereof as shown on Schedule 2.9 attached hereto and made a part hereof.

                  "Federal Funds Rate" shall mean, for any day, (i) the interest rate (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent (such determination shall be conclusive absent manifest error) to be equal to the weighted average of rates on federal funds transactions among members of the Federal Reserve System arranged by Federal funds brokers at or about 9:00 am (Pittsburgh, Pennsylvania time) on such day; provided, however, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate for such transactions on the immediately preceding Business Day or (ii) if no such rate shall be quoted by Federal funds brokers at such time, such other rate as determined by the Agent in accordance with its usual procedures (such determination shall be conclusive absent manifest error).

                  "Fee" shall mean any fee payable by the Borrowers to the Agent, the Banks or the Issuing Bank hereunder, or under any of the other Loan Documents, including without limitation the Closing Fee, the Commitment Fee, and the Letter of Credit Fee.

                  "Financing Statements" shall mean any Uniform Commercial Code financing statements executed and delivered in connection with any Security Document.

                  "Future Net Income" shall have the meaning ascribed to it in
Section 2.3.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "Gas and oil" or "oil and gas" shall mean gas, oil, casinghead gas, drip gasoline, natural gasoline and all other liquid and gaseous hydrocarbons.

                  "Governmental Person" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi- governmental, judicial, public or statutory instrumentality, authority, body or entity, or other regulatory bureau, authority, body or entity of the United States or any state or locality therein, including the Federal Deposit Insurance Company, the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

                  "Governmental Rule" means any law, statute, rule, regulation, ordinance, order, judgment, guideline or decision of any Governmental Person.

                  "Guarantor" shall mean each Restricted Subsidiary of a Borrower in existence on the date hereof and each person which becomes a Restricted Subsidiary of a Borrower on and after the date hereof.

                  "Guaranty Agreement" shall mean any Guaranty Agreement in the form of Exhibit "C" hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

                  "Hazardous Substances" shall have the meaning ascribed to it in Section 3.17.

                  "Indebtedness" shall mean, collectively, (i) all unpaid principal of, and accrued and unpaid interest on, the Loans, (ii) all accrued and unpaid Fees, (iii) any other amounts due hereunder or under any of the other Loan Documents, including any and all reimbursements, indemnities, Fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of the Borrowers to the Agent, the Banks, or the Issuing Bank, or any indemnified party hereunder and thereunder, and (iv) all reasonable out-of-pocket costs and expenses incurred by the Agent and the Banks, to the extent permitted herein, in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Agent's counsel, which the Borrowers are responsible to pay pursuant to the terms of this Agreement and the other Loan Documents.

                  "Individual Collateral Value" shall have the meaning ascribed to it in Subsection 2.2(c).

                  "Individual Collateral Value Reduction Amount" shall have the meaning ascribed to it in Subsection 2.2(d)(iii).

                  "Individual Outstandings" shall have the meaning ascribed to it in Subsection 2.2(a).

                  "Issuing Bank" shall mean PNC Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder.

                  "Letter(s) of Credit" means any standby letter(s) of credit as to which the account party, the Issuing Bank and the beneficiary contemplate that the beneficiary will receive a direct payment from the account party and that the beneficiary shall draw upon the Letter of Credit only if the account party fails to honor its obligation to the beneficiary, including, but not limited to, standby letters of credit issued by the Issuing Bank in accordance with Section 2.9 hereof and the Existing Letters of Credit.

                  "Letter of Credit Borrowing" shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Loan under Section 2.9.

                  "Letter of Credit Fee" shall mean that fee described in Subsection 2.9(i) hereof.

                  "Lien" shall mean any encumbrance, mortgage, lien, charge, pledge, security interest, priority payment, conditional sales agreement right, or other title retention agreement right including but not limited to any right under a capitalized lease, in, upon or against any asset of the affected Person.

                  "Limits" shall mean the individual and aggregate limitations on Loans and Letters of Credit hereunder set forth in Section 2.2.

                  "Loan" and "Loans" shall have the meanings ascribed to each in Subsection 2.1(a).

                  "Loan Account" shall have the meaning ascribed to it in
Section 2.8.

                  "Loan Documents" shall mean any of this Agreement, the Notes, each application for Letter of Credit, the Guaranty Agreements, the Security Documents and all other agreements, documents and instruments executed and delivered from time to time to govern, evidence or secure the Indebtedness or any of the foregoing documents and instruments, and the statements, reports, certificates and other documents required by, or related to, any of the foregoing, together with all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing.

                  "Loan Party" shall mean each Borrower and each Guarantor.

                  "Mortgage" shall mean the open-end mortgage and security agreement in the form of Exhibit "D" hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereto and thereof.

                  "Note" and "Notes" shall have the meanings ascribed to each in Subsection 2.1(a).

                  "Option(s)" means any one or more of the Base Rate Option or the Euro-Rate Option.

                  "Original Borrowers" shall mean Atlas America, Inc., Atlas Energy Corporation, Atlas Resources, Inc., Transatco Corporation, Atlas Gas Marketing, Inc., Pennsylvania Industrial Energy, Inc., AIC, Inc., Atlas Energy Group, Inc., Mercer Gas Gathering, Inc., AED Investments, Inc. and ARD Investments, Inc.

                  "Participation Advance" shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.

                  "Partnership" and "Partnerships" shall have the meaning ascribed to each in Section 2.3.

                  "Partnership Wells" shall have the meaning ascribed to it in
Section 3.7.

                  "PBGC" shall have the meaning ascribed to it in Section 3.10.

                  "Permitted Liens" shall mean with respect to any asset:

                  (a) Liens securing the Indebtedness in favor of Banks;

                  (b) Minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of oil and gas properties, and for the purposes of this Agreement, a minor defect in title shall include (i) those instances where record title to an oil and gas lease is in a predecessor in title to any Borrower or any of its Subsidiaries, but where any Borrower or any of its Subsidiaries, by reason of a farmout or other instrument is presently entitled to receive an assignment of its interests or other evidence of title and the appropriate Person is proceeding diligently to obtain the assignment, and (ii) easements, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone liens, power lines, railways, and other easements and rights-of-way, on, over or in respect of any of the properties of Borrower (or its Subsidiaries, as applicable) that are customarily granted in the oil and gas industry; so long as, with respect to any of the minor defects in title, the same are minor defects which are customary and usual in the oil and gas industry and which are customarily accepted by a reasonably prudent operator dealing with its properties;

                  (c) Inchoate statutory or operators' liens which are not delinquent securing obligations for labor, services, materials, and supplies furnished to oil and gas properties;

                  (d) Production sales, contracts, gas balancing agreements, and joint operating agreements entered into in the ordinary course of business and which do not involve any advance payments for production to be produced at a later date;

                  (e) All rights to consent by, required notices to, filings with, or other actions by, Governmental Persons in connection with the sale or conveyance of oil and gas leases or interests therein if any Borrower (or its Subsidiaries, if applicable) is entitled to such consent, the same are customarily obtained subsequent to the sale or conveyance, and the appropriate Person is proceeding diligently to obtain the consent, notice or filing; and

                  (f) Now existing oil and gas lease burdens payable to third parties which are deducted in the calculation of discounted present value in the Engineering Reports including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest, or reversionary working interest customarily and usually found in the oil and gas industry.

                  "Permitted Merger" shall have the meaning ascribed to it in
Section 6.7.

                  "Person" shall mean any individual, partnership, corporation, trust, joint venture, unincorporated organization, association, limited liability company, entity or Governmental Person.

                  "Pipeline" shall have the meaning ascribed to it in Section
2.3.

                  "Plan" shall have the meaning ascribed to it in Section 3.10.

                  "Pledge Agreement" shall mean any Pledge Agreement in the form of Exhibit "F" hereto, together with all extensions, renewals, amendments, supplements, substitutions, and replacements thereof and thereto.

                  "Portion(s)" means any Base Rate Portion or Euro-Rate Portion, as the case may be or both taken collectively.

                  "Prime Rate" means the interest rate per annum announced from time to time by the Agent as its prime rate, which rate may not be the lowest rate of interest then being charged by the Agent.

                  "Prior Loan Agreement" shall mean that certain Ninth Amended and Restated Loan Agreement dated as of September 28, 1998, as amended, by and among Agent, PNC Bank, National Association (as the sole Bank) and the Original Borrowers.

                  "Prior Notes" shall have the meaning ascribed to it in Subsection 2.1(f).

                  "Pro Forma Balance Sheets" shall have the meaning ascribed to it in Subsection 3.4(b).

                  "Projections" shall have the meaning ascribed to it in Subsection 3.4(b).

                  "Property" shall mean collectively, the real and personal property (tangible and intangible) in which any Borrower or Restricted Subsidiary has granted to or will in the future grant to or for the benefit of the Agent (for the benefit of the Banks) a security interest and lien to secure the payment of the Indebtedness, and shall further include the real and personal property (tangible or intangible) of any Partnership, including the Partnership Wells.

                  "Quarterly Reports" shall have the meaning ascribed to it in
Section 5.8.

                  "Ratable Share" shall have the meaning ascribed to it in Subsection 2.1(a).

                  "REI" shall mean Resource Energy, Inc., a Delaware corporation.

                  "Reimbursement Obligation" shall have the meaning ascribed to it in Subsection 2.9(b).

                  "Required Banks" shall have the meaning ascribed to it in
Section 12.6.

                  "Restricted Subsidiary" shall mean (i) each Subsidiary of a Borrower designated on Schedule 3.2 as a Restricted Subsidiary and (ii) each other Subsidiary of a Borrower designated as a Restricted Subsidiary by such Borrower.

                  "Revolving Credit" shall have the meaning ascribed to it in Subsection 2.1(a).

                  "Revolving Credit Period" shall have the meaning ascribed to it in Subsection 2.1(a).

                  "Security Agreement" shall mean any Security Agreement in the form of either Exhibit "E-1" or "E-2" hereto, together with all extensions, renewals, amendments, supplements, substitutions and replacements thereof and thereto.

                  "Security Documents" shall mean any or all of the Mortgages, the Security Agreements, the Pledge Agreements, the Financing Statements and all additional documents and instruments entered into from time to time for the purpose of securing the Indebtedness and any and all ancillary documents and instruments related to any of the foregoing.

                  "Solvent" shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transactions, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stated Amount" shall mean the amount available to the beneficiaries of the Letters of Credit for one or more drawings thereunder as such amount is reduced and reinstated from time to time in accordance with the provisions of the Letters of Credit.

                  "Subsidiary" shall mean either any corporation or limited liability company more than 25% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by a Borrower or one or more Subsidiaries of a Borrower, or by a Borrower and one or more Subsidiaries.

                  "Tangible Net Worth" shall mean with respect to any Borrower, at a particular date, (i) the aggregate amount of all assets of such Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (ii) the aggregate amount of all liabilities of such Borrower.

                  "Termination Date" shall mean November 30, 2002, or, if such day is not a Business Day, the Business Day next preceding such date.

                  "Total Indebtedness" shall have the meaning ascribed to it in
Section 5.17.

                  "UCC" shall mean the Uniform Commercial Code as adopted and in effect from time to time in the Commonwealth of Pennsylvania, except when the provisions of the UCC as adopted in another jurisdiction are applicable due to the location of any collateral in such other jurisdiction.

                  "Unrestricted Subsidiary" shall mean each Subsidiary of a Borrower which is not a Restricted Subsidiary.

                  "Utilization Rate" means, at the time of determination by Agent, the quotient (expressed as a percentage) determined by dividing (i) the then current Aggregate Outstandings by (ii) the then current Aggregate Collateral Value.

                  "Viking" shall mean Viking Resources Corporation, a Pennsylvania corporation, formerly known prior to a name change as "Viking America, Inc."

                  "Wells" shall have the meaning ascribed to it in Section 2.3.

            (b) Construction. (i) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." References in this Agreement to "determination" of or by the Agent or the Banks shall be deemed to include reasonable good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and reasonable and good faith beliefs by the Agent or the Banks (in the case of qualitative determinations). Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised reasonably and in good faith. The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The article, section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Article, Section, schedule and exhibit references are to this Agreement unless otherwise specified. Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person, other than a Borrower, shall be deemed to include such Person's successors and assigns, and (ii) to any Governmental Rule, agreement or contract specifically defined or referred to in Agreement shall be deemed references to such Governmental Rule, agreement or contract as the same may be amended, supplemented, modified, extended, waived, consolidated, replaced or renewed from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof.

                  (ii) For purposes of this Agreement, all terms used in Article 9 of the UCC and not specifically defined in this Agreement shall herein have the meanings assigned to such terms in the UCC as from time to time in effect in the Commonwealth of Pennsylvania.

                  (iii) References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. References to "written" include "printed," "typed," "lithographed" and other adjectives relating to words reproduced in a tangible visible form consistent with the preceding sentence and also include electronic images and images stored on computer disks, magnetic tape and like media.

            (c) Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

SECTION 2   LOANS.

            2.1   Revolving Credit Loans.

                  (a) Credit. Subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 8.1 hereof), and relying on the representations and warranties herein contained, the Banks agree to, and shall be obligated to, lend to Borrowers, from time to time and upon request of Borrowers as provided in Section 8.1, during the period (the "Revolving Credit Period") commencing on the date hereof and ending on the Termination Date, an amount or amounts (the "Revolving Credit") not exceeding in the aggregate at any one time outstanding Forty-Five Million Dollars ($45,000,000), subject to the limits set forth in Section 2.2 below.

                  Each Bank agrees, for itself only, and subject to the terms and conditions of this Agreement, to make loans under the Revolving Credit to the Borrowers from time to time not to exceed an aggregate principal amount at any one time outstanding equal to the amount of its Commitment Percentage of the Revolving Credit, subject to the Limits set forth in Section 2.2 below. For the purposes of this Agreement, the term "Commitment Percentage(s)" shall mean, with respect to each Bank, its percentage commitment of the Revolving Credit which shall be the percentage initially set forth opposite its name on the signature page hereto signed by such Bank, and thereafter as shown on the most recent Assignment and Assumption Agreement. The term "Ratable Share" shall mean the proportion that a Bank's Commitment Percentage of the Revolving Credit bears to the total Revolving Credit.

                  The joint and several obligations of the Borrowers to repay the aggregate unpaid principal amount of the advances to the Borrowers under the Revolving Credit (each such advance under the Revolving Credit, a "Loan" and collectively the "Loans") by each Bank, together with interest thereon, shall be evidenced by one or more Revolving Credit Notes executed in favor of each Bank in the maximum amount of that Bank's Commitment Percentage of the Revolving Credit and substantially in the form of Exhibit "A" attached hereto and made a part hereof with appropriate insertions (each, a "Note" and collectively, the "Notes"). Notwithstanding the aggregate principal amount of the Notes as stated on the faces thereof in the amount of Forty-Five Million ($45,000,000) Dollars, the actual principal amount due from the Borrowers to each Bank on account of such Bank's Note, as of any date of computation, shall be the sum of all advances then and theretofore made on account thereof by such Bank less all payments of principal actually received by such Bank in collected funds during the same period all as shown on such Bank's Loan Account established pursuant to
Section 2.8 hereof.

                  Subject to the Limits sets forth in Section 2.2 below, during the Revolving Credit Period, the Borrowers may borrow, repay and reborrow funds under the Revolving Credit, provided, however, that at no time shall the aggregate unpaid principal balance outstanding under the Notes exceed Forty-Five Million ($45,000,000) Dollars less the sum of (x) the aggregate Stated Amounts of outstanding Letters of Credit and (y) the aggregate amount of unreimbursed Draws under the Letters of Credit. The amount of any borrowing and reborrowing under the Revolving Credit at the Base Rate Option shall be in the minimum aggregate principal amount of One Hundred Thousand ($100,000) Dollars or an integral multiple thereof. The amount of any borrowing or reborrowing under the Revolving Credit of the Euro-Rate Option shall be subject to the limitations set forth in Subsection 2.5(c) below. The Borrowers may from time to time repay the Loans outstanding upon compliance with the terms of this Subsection 2.1(a) and Subsection 2.5(f) hereof. The Borrowers shall not be permitted to repay any Euro-Rate Portion of the Loans other than at the end of the relevant Euro-Rate Interest Period, unless such payment is accompanied by the prepayment premium provided for in Subsection 2.5(f). Except as set forth in the preceding sentence and so long as each repayment is in a minimum amount of One Hundred Thousand ($100,000) Dollars or the outstanding principal balances of, and unpaid and accrued interest on, the Notes, whichever is less, the Borrowers, upon proper notice as provided in Subsection 2.5(f), may repay, without premium or penalty,
(i) any Base Rate Portion of the Loans at any time, and (ii) any Euro-Rate Portion of the Loans at the end of the Euro-Rate Interest Period therefor.

            (b) Interest. The principal balance outstanding under each Note shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in Section 2.5. The Borrower shall pay accrued interest on the unpaid principal balance of each Note in arrears (i) with respect to each Base Rate Portion, at the Adjusted Base Rate (A) on the last Business Day of each March, June, September and December during the Revolving Credit Period commencing September 30, 1999, (B) at maturity, whether by acceleration or otherwise, of such Note, and (C) after maturity, on demand until paid in full, and (ii) with respect to each Euro-Rate Portion, at the Adjusted Euro-Rate (A) on the last day of each Euro-Rate Interest Period (provided, however, if the Euro-Rate Interest Period chosen for a Euro-Rate Portion exceeds three (3) months, interest on that Euro-Rate Portion shall be due and payable every three
(3) months during such Euro-Rate Interest Period and on the last day of such Euro-Rate Interest Period), (B) at maturity, whether by acceleration or otherwise, of such Note, and (C) after maturity, on demand until paid in full.

            (c) Repayment. All Indebtedness, including the entire principal balance outstanding under the Notes, and all unpaid and accrued interest thereon on the Termination Date, shall be due and payable on such date.

            (d) Commitment Fee; Voluntary Reductions. During and for the Revolving Credit Period, the Borrowers shall pay to the Agent for the ratable account of each Bank a commitment fee ("Commitment Fee") computed on the actual number of days elapsed on the basis of a 360 day year and at the Commitment Fee Rate per annum on the average daily difference between (i) the lesser of (x) Forty-Five Million ($45,000,000) Dollars and (y) the then current Aggregate Collateral Value and (ii) the sum of (w) the aggregate principal balances outstanding under the Notes plus (x) the aggregate Stated Amount of Letters of Credit outstanding plus (y) the aggregate amount of unreimbursed Draws under the Letters of Credit. The Commitment Fee shall be due and payable quarter-annually beginning on the last Business Day of September, 1999 and on the last Business Day of each December, March, June and September thereafter and on the Termination Date. For the purposes of this section, the term "Commitment Fee Rate" shall mean a rate per annum equal to (i) thirty-seven and five-tenths (37.5) basis points (.375%) if the then current Utilization Rate is less than 50%, and (ii) fifty (50) basis points (.5%) if the then current Utilization Rate is equal to or greater than 50%.

                  To the extent that the Borrowers have availability under the Revolving Credit, as it may be reduced pursuant to Subsection 2.1(a), the Borrowers may, by written notice to the Agent at least ten (10) Business Days prior to the date on which such reduction is to become effective, notify the Agent that the Borrowers desire to reduce permanently all or a portion of the Revolving Credit available to them [provided, however, such reduction shall be in the amount of One Million ($1,000,000) Dollars or an integral multiple thereof] and thereafter the Banks shall have no obligation whatsoever to advance any funds (or to issue any Letters of Credit) hereunder to the Borrowers for the portion of the Revolving Credit that has been terminated; further, the Commitment Fee for that terminated portion shall not be payable for any period of time after such termination becomes effective.

            (e) Closing Fee. Upon the execution hereof, the Borrowers shall pay to the Agent, for the benefit of the Banks, a fee (the "Closing Fee") of $180,000, which Closing Fee is to be allocated among the Banks pro rata in accordance with each Bank's Commitment Percentage.

            (f)   No Novation; Assignment of Interest Under Prior Loan
Agreement.

                  (i) No Novation. The principal balances outstanding under (x) that certain Revolving Credit Note in the face amount of $40,000,000 dated September 28, 1998 and made by the Original Borrowers in favor of PNC Bank, National Association and (y) that certain Term Note in the face amount of $7,000,000 dated September 28, 1998 and made by the Original Borrowers in favor of PNC Bank, National Association (collectively, the "Prior Notes") evidencing the indebtedness under the Prior Loan Agreement are to be converted and recast into a Loan under the Revolving Credit. The converted and recast loan shall be evidenced by the Notes executed in connection herewith and allocated among each Bank's Note in amounts proportionate with such Bank's Commitment Percentage of the Revolving Credit. The indebtedness evidenced by the Prior Notes (including without limitation thereto any accrued and unpaid interest evidenced by the Prior Notes) will continue to be evidenced by the Notes, no advances have been made, or are being made, by the Banks to satisfy the indebtedness evidenced by the Prior Notes and the Notes are not a novation of the indebtedness evidenced by the Prior Notes. Nothing contained herein or in any other Loan Document shall be construed to release, cancel, terminate or otherwise impair the status or priority of the liens or security for the Prior Notes or any other Loan Document, which are hereby assigned to the Banks proportionate with each Bank's Commitment Percentage of the Revolving Credit.

                  (ii) Assignment of Interest Under Prior Loan Agreement. Effective upon the advance by each Bank of its Ratable Share of the initial Loans hereunder, PNC Bank, National Association, as sole Bank under the Prior Loan Agreement, hereby agrees to sell without recourse, and the Banks each hereby agree to purchase without recourse, such an interest (with respect to the Prior Loan Agreement) in the outstanding "Loans" (as such term is defined in the Prior Loan Agreement) and the Existing Letters of Credit as is required (together with its commitment to lend set forth in Subsection 2.1(a) above) to give each Bank (x) its Ratable Share of the initial Loans to be outstanding under this Agreement and of the risk participation interest in the Stated Amount of the Existing Letters of Credit and (y) its Commitment Percentage of the Revolving Credit set forth opposite its name of the signature page hereto signed by such Bank.

            2.2   Borrowing Limits; Collateral Value.

            (a) Borrowing Limits. Notwithstanding any term or provision contained herein to the contrary, (i) with respect to each Borrower, the sum of
(x) the aggregate unpaid principal balance of Loans designated to such Borrower in the manner provided herein plus (y) the aggregate Stated Amounts of outstanding Letters of Credit designated to such Borrower in the manner provided herein plus (z) the aggregate amount of unreimbursed Draws under the Letters of Credit designated to such Borrower in the manner provided herein (such amount with respect to any Borrower, its "Individual Outstandings;" and collectively, for all Borrowers, the "Aggregate Outstandings") at any one time shall not exceed such Borrower's Individual Collateral Value, as such term is defined in Subsection 2.2 (c) below, and (ii) with respect to all Borrowers, the Aggregate Outstandings at any one time shall not exceed the Aggregate Collateral Value, as such term is defined in Subsection 2.2(c) below.

            (b) Designation of Loans and Letters of Credit. Each request for an advance of a Loan under the Revolving Credit pursuant to Section 8.1 and each request for the issuance of a Letter of Credit pursuant to Section 2.9 shall designate one of the Borrowers as the "Designated Borrower" with respect thereto in accordance with the next sentence. The Designated Borrower, with respect to any Loan made or Letter of Credit issued hereunder, shall be that Borrower who is to receive the proceeds of such Loan, or who is to be the account party for such Letter of Credit. If no Designated Borrower is identified in such request, then the requesting Borrower shall be deemed to be the Designated Borrower with respect to such Loan or Letter of Credit, as the case may be. Atlas shall be the Designated Borrower with respect to the Existing Letters of Credit. The Borrowers shall give notice to the Agent in connection with all prepayments of Loans of the Designated Borrower or Borrowers to whom such prepayment should be allocated. In the absence of such notice, the Borrowers hereby authorize the Agent to allocate such prepayment among the Borrowers on a basis in accordance with the direction of the Required Banks and such allocation to be deemed conclusive. No designation of Loans or Letters of Credit to any Borrower pursuant to this provision shall in any way affect the joint and several nature of the Borrowers' obligations hereunder.

            (c) "Individual Collateral Value" Definition. For the purposes of this Agreement, the term "Individual Collateral Value" shall mean, with respect to each Borrower, the amount of indebtedness for borrowed money that the Banks shall determine in accordance with Subsection 2.2(d) below can be supported by the Discounted Future Net Income of such Borrower and its Restricted Subsidiaries, as such amount is determined pursuant to Section 2.3 below: provided, that from the date hereof until the next determination of the Individual Collateral Values pursuant to Subsection 2.2(d) below, (x) the Individual Collateral Value for Atlas shall be Twenty Two Million ($22,000,000) Dollars, (y) the Individual Collateral Value for Viking shall be Eighteen Million ($18,000,000) Dollars, and (z) the Individual Collateral Value for REI shall be Five Million ($5,000,000) Dollars. For the purposes of this Agreement, the term "Aggregate Collateral Value" shall mean the sum of the Individual Collateral Values of Atlas, Viking and REI as of the date of determination.

            (d)   "Individual Collateral Value" Determinations.

                  (i) Annual Determinations. Within thirty (30) days of the delivery by the Borrowers of the information required in Section 2.3 below, the Agent, in its reasonable judgment and in accordance with its customary standards, will determine the proposed Individual Collateral Value and any proposed change in the Individual Collateral Value Reduction Amount (as such term is defined in clause below) for each Borrower and its Restricted Subsidiaries and notify each of the Banks of such determinations. Unless each Bank notifies the Agent that it approves such proposed Individual Collateral Values and Individual Collateral Value Reduction Amounts within thirty (30) days of receipt of notice from the Agent as aforesaid, the Individual Collateral Values and Individual Collateral Value Reduction Amounts as proposed shall be assumed disapproved. If affirmatively approved by each of the Banks, the Individual Collateral Values and Individual Collateral Value Reduction Amounts shall become effective on such thirtieth (30th) day, and shall remain in effect until the next determination thereof in accordance herewith. If such proposed Individual Collateral Values and Individual Collateral Value Reduction Amounts are so disapproved, then the Banks shall consult with one another to determine Individual Collateral Values and Individual Collateral Value Reduction Amounts which are acceptable to all of the Banks. The Individual Collateral Values and Individual Collateral Value Reduction Amounts so determined by the Banks shall be promptly notified in writing by the Agent to the Borrowers, and upon such notification shall be binding on all parties.

                  (ii) Special Determinations. In addition to the periodic determinations of Individual Collateral Values and Individual Collateral Value Reduction Amounts pursuant to paragraph (i) above, the Agent shall also redetermine the Individual Collateral Values and Individual Collateral Value Reduction Amounts (w) upon the request of the Borrowers one additional time per year, (x) upon the request of the Required Banks one additional time per year,
(y) upon the request of the Required Banks at any time after the occurrence of a default under Section 9 hereof, and (z) at any time that any Loan Party sells or otherwise disposes of any material part of the Property (which sale or other disposition is subject to the prior written consent of the Banks, which consent shall be in the Banks' sole and absolute discretion). Each of the foregoing special redeterminations shall be made in accordance with Subsections 2.2(c) and
2.3 based upon such Engineering Reports and other information provided by the Borrowers as requested by the Agent, and must be approved by the Banks.

                  (iii) Scheduled Reductions of Individual Collateral Values. Commencing December 31, 1999, and continuing quarterly on the last day of each March, June, September and December until the Termination Date, the Borrowers' Individual Collateral Values shall be reduced by the following amounts: (x)
Atlas: $416,666; (y) Viking: $333,333; and (z) REI: $83,333 (the "Individual
Collateral Value Reduction Amounts"). In the Banks' sole discretion, the Individual Collateral Value Reduction Amounts may be increased or decreased at each periodic and special redetermination of the Individual Collateral Values.

            2.3   Discounted Future Net Income.

                  By October 30 of each year during the term hereof, the Borrowers shall furnish to the Agent and each of the Banks such information as the Agent and the Banks may request in order to enable the Agent to cause to be prepared, at Borrowers' sole cost and expense, reports in form and substance satisfactory to the Agent and the Banks and meeting the requirements of this
Section 2.3, which reports ("Engineering Reports") shall be dated as of September 30 of such year and shall set forth (i) the remaining proved developed producing, proved developed non-producing and proved undeveloped gas and oil reserves attributable to each of the wells (the "Wells") in which a Borrower or any Restricted Subsidiary then has an interest, whether directly or indirectly, as an owner of a working interest, royalty or overriding royalty, as a general or limited partner of a partnership, as a co-venturer of a joint venture or otherwise, and a projection of the rate of gas and oil production from the Wells as well as a projection of the total future net operating income payable to such

Borrower or Restricted Subsidiary with respect thereto for a thirty (30) year period ("Future Net Income") and (ii) projected fees, revenues and proceeds payable to a Borrower or Restricted Subsidiary and derived from, in connection with and/or relating to (x) the transportation, compression and/or sale of gas transported through pipeline in which a Borrower or Restricted Subsidiary then has an interest, (y) the operation by a Borrower or Restricted Subsidiary of gas and oil wells and (z) the management and administration by a Borrower or Restricted Subsidiary of any partnerships, in each case as of such dates. In addition, at any time and from time to time upon request of the Agent, the Borrowers shall furnish to the Agent such information as the Agent may request in order to enable the Agent to prepare, or cause to be prepared, at Borrowers' sole cost and expense if requested by the Agent after the occurrence of a default under Section 9 hereof, interim reports in form and substance satisfactory to the Agent and meeting the requirements of this Section 2.3, which reports shall be dated as of the last day of the month preceding the month in which the Agent makes the request and shall set forth the remaining proved developed producing, proved developed non-producing and proved undeveloped gas and oil reserves attributable to the Wells, and a projection of the rate of gas and oil production from the Wells as well as a projection of the Future Net Income therefrom, as of such dates. After the preparation of report(s) [the "Engineering Report(s)"], the Agent shall make a determination, as set forth in the following paragraph, of the Discounted Future Net Income for each Borrower and its Restricted Subsidiaries as of such dates.

                  For the purposes of this Agreement, the "Discounted Future Net Income" shall be (i) an amount based upon the remaining proven and producing gas and oil reserves attributable to the Wells and the Partnerships (as such term is defined below in this paragraph) in which the Banks have valid and perfected first liens and security interests free and clear of all other encumbrances and impairments, as set forth in the Engineering Reports and determined by Agent (after consultation with the Banks) in accordance with its usual and customary engineering practices and methods and economic parameters plus (ii) an amount determined by Agent (after consultation with the Banks) in its sole discretion and based upon the actual and/or expected fees, revenues and proceeds in which the Agent for the benefit of the Banks have valid and perfected first liens and security interests, paid and payable to a Borrower or Restricted Subsidiary and derived from, in connection with and/or relating to (x) the transportation, compression and/or sale of gas transported through the gathering lines (herein referred to collectively and individually as the "Pipeline") described in a Mortgage, (y) the operation by a Borrower or Restricted Subsidiary of gas and oil wells and (z) the management and administration by a Borrower or Restricted Subsidiaries of any Partnerships. The Agent shall determine (after consultation with the Banks) in its sole discretion whether any oil and gas reserves, revenues and proceeds are encumbered or impaired in favor of others and the Agent (after consultation with the Banks) may conclude that oil and gas reserves in which no Borrower or Restricted Subsidiary has a direct interest as the owner of a working interest, royalty or overriding royalty are encumbered or impaired even though such oil and gas reserves are not subject to any liens or security interests; as an example, and without limiting the Agent's right to make such a determination in other instances, the Agent may conclude that oil and gas reserves owned by a partnership or joint venture (hereinafter referred to individually as a "Partnership" and collectively as "Partnerships") in which a Borrower or Restricted Subsidiary is a partner or co-venturer are impaired if such Partnership suffers any loss or incurs any liability other than reasonable charges of trade creditors incurred and paid in the normal course of business.

                  The Engineering Reports contemplated by this Section 2.3 shall be prepared on the basis of price and other economic assumptions specified by the Agent (after consultation with the Banks) to the Borrowers not less than sixty (60) days prior to the date the related report is due and in accordance with their customary oil and gas lending practices for Persons engaged in the same or similar businesses and similarly situated as the Borrowers, provided that the natural gas price assumptions shall take into account the Borrowers' end product sales value for natural gas as most recently furnished by the Borrowers in writing to the Banks (together with a description of the applicable period of sales data from which such end product sales value was derived) and derived from the financial statements furnished to the Banks.

            2.4 Mandatory Prepayments. In the event that at any time the Aggregate Outstandings exceed the maximum amount available under the Revolving Credit, the Borrowers shall immediately repay to the Banks an amount equal to such excess. In the event that the Aggregate Outstandings shall, at any time, be in excess of the then current Aggregate Collateral Value, or, the Individual Outstandings for any Borrower shall, at any time, be in excess of the then current Individual Collateral Value for such Borrower (the difference between such amounts in either such case shall be referred to herein as a "Deficiency Amount"), whether as a result of a scheduled automatic reduction of the Aggregate Collateral Value or the Individual Collateral Values or otherwise, the Borrowers shall (x) within ninety (90) days after such occurrence, make a payment on the Notes in an aggregate amount equal to at least one-half (1/2) of the Deficiency Amount (plus interest on such amount accrued to the date of payment and any amounts due under Subsections 2.5(e) or (h) arising as a result of such payment) and (y) within one hundred eighty (180) days after such occurrence, make a payment on the Notes in an aggregate amount equal to the remaining amount of the Deficiency Amount (plus interest on such amount accrued to the date of payment and any amounts due under Subsections 2.5(e) or (h) arising as a result of such payment) such that, after giving effect to such payments, the Aggregate Outstandings shall not exceed the Aggregate Collateral Value, and the Individual Outstandings of each Borrower shall not exceed the Individual Collateral Value for such Borrower.

            2.5 Interest Rate Options, Interest Payments and Certain Related Payments Pertaining to the Loans.

            (a) Interest. Each of the Notes shall bear interest, on the actual unpaid principal amount thereof from time to time outstanding, from the date thereof until payment in full, at the rates of interest set forth in this
Section 2.5. The Borrowers may call the Agent to receive an indication of the rates then in effect, but it is acknowledged that any such projection shall not be binding on the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made. The Borrowers shall pay accrued interest on the unpaid principal balance of each Note in arrears as set forth in Subsection 2.1(b). If at any time the designated rate applicable to the Loans made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on the such Loans shall be limited to such Bank's highest lawful rate.

            (b) Interest Rate Options. The unpaid principal amount of the Loans then outstanding shall bear interest, for each day until due, at one or more rates selected, at any time or from time to time, by the Borrowers from among the Options set forth below subject to the provisions of Subsections 2.5(c) and 2.5(d) below; it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Options, subject to the provisions of Subsections 2.5(c) and 2.5(d) below, to apply simultaneously to different

Portions of the Loans, and may select different Euro-Rate Interest Periods to apply simultaneously to different Portions of the Euro-Rate Portions of the Loans.

                  (i) Base Rate Option: A fluctuating rate per annum (computed upon the basis of a year of 365/366 days, and the actual number of days elapsed) equal to the sum of (I) the Base Rate, plus (II) the Applicable Base Rate Margin, with respect to the Loans outstanding. The foregoing rate shall be adjusted automatically from time to time upon each change in the Base Rate and each change in the Applicable Base Rate Margin.

                  (ii) Euro-Rate Option: A rate per annum (computed upon the basis of a year of 360 days and the actual number of days elapsed) equal to the sum of (I) the Euro-Rate, plus (II) the Applicable Euro-Rate Margin, with respect to the Loans outstanding. The foregoing note shall be adjusted automatically, with respect to any Euro-Rate Portion, from time to time upon each change in the Applicable Euro-Rate Margin.

            (c) Euro-Rate Interest Periods; Limitations on Elections. At any time when the Borrowers shall select, convert to or renew the Euro-Rate Option to apply to all or any Portion of the outstanding Loans, it shall fix one or more periods during which such Option shall apply, such periods to be one (1), two (2), three (3), or six (6) months, in each case commencing on the borrowing, conversion or renewal date. All of the foregoing, however, is subject to the following:

                  (i) any Euro-Rate Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next Business Day unless such Business Day falls in the succeeding calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Business Day;

                  (ii) any Euro-Rate Interest Period which begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the subsequent calendar month during which such Euro-Rate Interest Period is to end shall end on the last Business Day of such subsequent month; and

                  (iii) in the case of the renewal of a Euro-Rate Option at the end of a Euro-Rate Interest Period, the first day of the new Euro-Rate Interest Period shall be the last day of the preceding Euro-Rate Interest Period, without duplication in payment of interest for such day.

            Elections by the Borrowers of the Euro-Rate Option shall be subject to the following further limitations:

                  (i) The Euro-Rate Portion for each Euro-Rate Interest Period shall be in an aggregate principal amount of $500,000 or more; provided, however, that each incremental unit in excess of $500,000 shall be $250,000 or an integral multiple thereof;

                  (ii) No Euro-Rate Interest Period may be elected with regard to amounts outstanding under the Note which Euro-Rate Interest Period would end after the Termination Date;

                  (iii) Upon the occurrence of any automatic default set forth in Section 9 hereof, or upon the declaration of any optional default pursuant to Section 9 hereof, the ability of the Borrowers to elect the Euro-Rate Option shall cease; and

                   (iv) At no time may there be more than ten (10) Euro-Rate
            Interest Periods in effect.

            (d) Election, Conversion or Renewal of Euro-Rate and Base Rate Interest Rate Options. Elections of or conversions to the Base Rate Option shall continue in effect until converted as hereinafter provided. Elections of, conversions to or renewals of the Euro-Rate Option shall expire as to each Euro-Rate Portion at the expiration of the applicable Euro-Rate Interest Period.

            At any time with respect to the Base Rate Portion or at the expiration of the applicable Euro-Rate Interest Period with respect to any Euro-Rate Portion, the Borrowers, subject to Subsection 2.5(c), may cause all or any part of the principal amount of such Portion to be converted to and/or (in the case of a Euro-Rate Portion) to be renewed under the Euro-Rate Option by notice to the Agent as hereinafter provided. Such notice (i) shall be oral or in writing and if oral immediately confirmed in writing to the Agent, (ii) shall be irrevocable, (iii) shall be given not later than 11:00 A.M., Pittsburgh, Pennsylvania time not less than three (3) Business Days prior to the proposed effective date for conversion to or renewal of, either in whole or in part, the Euro-Rate Option and (iv) shall set forth:

            (A) the effective date, which shall be a Business Day;

            (B) the new Euro-Rate Interest Period(s) selected; and

            (C) with respect to each such Euro-Rate Interest Period, the aggregate principal amount of the corresponding Euro-Rate Portion.

            At the expiration of each Euro-Rate Interest Period, any part (including the whole) of the principal amount of the corresponding Euro-Rate Portion, as to which no notice of conversion or renewal has been received as provided above, shall automatically be converted to the Base Rate Option. The Agent shall promptly notify the Borrowers and the Banks of any such automatic conversion.

            (e) Repayments and Prepayments. The Borrowers, upon (i) one (1) Business Day's oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Base Rate or (ii) three (3) Business Days' oral or written notice to the Agent, in the case of Loans bearing interest at the Adjusted Euro-Rate, followed immediately thereafter by the Borrowers' written confirmation to the Agent of any oral notice, may repay, or prepay, as the case may be, the outstanding amount of the Loans in whole or in part with accrued interest, fees and other amounts then due and payable on the amount repaid or prepaid, as the case may be, to the date of such repayment or prepayment, as the case may be, all as set forth below.

            The Borrowers may repay, or prepay, as the case may be, a Portion of the Loans bearing interest at the Adjusted Base Rate without premium or penalty. If the Borrowers shall repay, or prepay, as the case may be, a Portion of the Loans bearing interest at the Adjusted Euro-Rate prior to the end of the Euro-Rate Interest Period relating to such Euro-Rate, the Borrowers shall pay

(in addition to principal and interest) such additional amounts as may be necessary to compensate each Bank for any loss and any direct or indirect costs, including the cost of reemployment of funds so prepaid at rates lower than the cost to such Bank of such funds. Such losses and costs shall be specified in writing (setting forth the manner of calculation) to the Borrowers by such Bank and, absent manifest error in computation, shall be binding and conclusive on the Borrowers.

                  Such losses and costs shall be specified in writing (setting forth the manner of calculation) to the Borrowers by the affected Bank and, absent manifest error in computation, shall be binding and conclusive on the Borrowers.

            (f) Yield Protection. If any Governmental Rule or the interpretation or application thereof by any court or by any Governmental Person charged with the administration thereof:

                  (i) subjects any Bank to any tax, levy, impost, charge, fee, deduction or withholding of any kind hereunder (other than a tax imposed or based upon the income of such Bank) or changes the basis of taxation of any Bank with respect to the payments by the Borrowers of principal or interest due hereunder (other than any change which affects, and to the extent that it affects, the taxation of the total net income of such Bank); or

                  (ii) imposes, modifies or deems applicable any reserve,
            special deposit or similar requirements against assets held by any Bank; or

                  (iii) imposes upon any Bank any other condition with respect to this Agreement,

such Bank shall notify the Agent in writing as soon as practicable after such Bank becomes aware thereof; and if the result of any of the foregoing is to increase the cost to such Bank, reduce the income receivable by such Bank or impose any expense upon such Bank, with regard to all or any portion of the Loans bearing interest at the Adjusted Euro-Rate or the Fixed Rate, by an amount determined by such Bank in good faith and which such Bank in good faith deems material, such Bank shall notify, from time to time, the Agent and the Borrowers of the amount determined by such Bank (which determination, absent manifest error in computation, shall be conclusive) to be necessary to compensate it (on an after-tax basis) for such increase in cost, reduction in income or additional expense, setting forth the calculations and the reasons therefor. The Borrowers shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrowers' receipt of such notice.

            (g)   Euro-Rate Unascertainable.

                  (i) If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined (which determination shall be final and conclusive) that:

                      (a) adequate and reasonable means do not exist for
            ascertaining such Euro-Rate, or

                      (b) a contingency has occurred which materially and
            adversely affects the London interbank market relating to the Euro-Rate, or

                  (ii) if at any time any Bank shall have determined (which determination shall be final and conclusive) that:

                      (a) the making, maintenance or funding of the Portion of
            the Loans to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Governmental Rule or any interpretation or application thereof by any Governmental Person or with any request or directive of any such Governmental Person (whether or not having the force of law), or

                      (b) such Euro-Rate Option will not adequately and fairly
            reflect the cost to such Bank of the establishment or maintenance of the Portions of the Loans to which a Euro-Rate Option applies or

                      (c) after making all reasonable efforts that deposits of
            the relevant amount in Dollars for the relevant Euro-Rate Interest Period for the Loans to which a Euro-Rate Option applies, respectively, are not available to such Bank at the effective cost of funding a proposed Euro-Rate Interest Period, in the London interbank market, then, in the case of any event specified in part (a) above, the Agent shall promptly so notify the Borrowers and the other Banks thereof; and in the case of any event specified in part (b) above, the affected Bank shall promptly so notify the Agent thereof, and the Agent shall send a copy of such notice to the Borrowers and the other Banks. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of the Banks to allow the Borrowers to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent or such Bank (as the case may be) shall have later notified the Borrowers of the Bank's determination (which determination shall be final and conclusive) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent or any Bank makes a determination under parts (a) or (b) of this Subsection 2.5(g) and the Borrowers have previously notified the Agent of the Borrowers' selection of, conversion to or renewal of a Euro-Rate Option and such Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to the Portion of the Loans. On the date of the occurrence of any event described in item (i) of part (b), the Loans bearing interest at the Adjusted Euro-Rate then outstanding shall be automatically converted to the Base Rate Option and the Borrowers shall pay to the Banks the accrued and unpaid interest on the Loans to (but not including) the date of such conversion.

            The Borrowers shall pay each Bank any additional amounts determined by such Bank in good faith to be reasonably necessary to compensate such Bank for any costs incurred by such Bank as a result of any conversion pursuant to item (i) of part (b) above on a day other than the last day of the relevant Euro-Rate Interest Period, including, but not limited to, any interest or fees payable by such Bank to lenders of funds obtained by it to loan or maintain the lending of the Loans so converted. The affected Bank shall furnish to the Borrower a certificate as to the amount necessary to compensate such Bank for such costs (which certificate shall set forth the calculation in reasonable detail, and, absent manifest error in computation, shall be conclusive), and the Borrowers shall pay such amount to such Bank, as additional consideration hereunder, within ten (10) days of the Borrowers' receipt of such certificate.

            (h) Indemnity. The Borrowers shall indemnify the Agent and each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option) which any Bank sustains or incurs as a consequence of any

                  (a) payment, prepayment, conversion or renewal of the Loans to which the Euro-Rate Option applies on a day other than the last day of the corresponding Euro-Rate Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                  (b) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to the making, maintenance, renewal or conversion of the Loans or any voluntary prepayments of the Loans, or

                  (c) default by the Borrowers in the payment of any principal of, or interest on, the Loans when due (whether by acceleration or otherwise).

                  If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrowers and the Agent of the amount determined in good faith by such Bank (which determination shall be final and conclusive and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given. In no event shall the indemnity payment provided for in this Subsection 2.5(h) require any payment to any Bank for a specific liability, loss or expense incurred by such Bank by the Borrowers which duplicates the reimbursement of such Bank for any loss suffered by such Bank upon a voluntary prepayment of the Loans for which the Borrowers have paid the prepayment premium required by Subsection 2.5(e) hereof.

            (i) Interest After Default; Maturity. Upon the occurrence of and during the continuance of a default under Section 9 hereof, and after the principal amount of all or any part of the Loans shall have become due and payable, whether by acceleration or otherwise, the Loans shall bear interest at a rate per annum which shall be two hundred (200) basis points (2%) per annum above the rate otherwise in effect under the Base Rate Option, such interest rate to change automatically from time to time, effective as of the effective date of each change in the Base Rate.

            2.6 Capital Adequacy Requirements. If any law or guideline or interpretation or application thereof by any official body charged with the interpretation or administration thereof or compliance with any request or directive of any official body (whether or not having the force of law), now existing or hereafter adopted or imposed, modifies or deems applicable any capital adequacy, reserve requirements, special deposit or similar requirements against assets (funded or contingent) of, or credits extended by or commitments to extend credit by, any Bank and the result thereof is to have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to make and continue the Loans or to issue or participate in any Letter of Credit to a level below that which such Bank could have achieved but for such adoption, imposition or modification, taking into consideration such Bank's policies with respect to capital adequacy or reserve requirements or special deposit or similar requirements, by an amount which such Bank deems to be material, such Bank shall notify the Borrowers of such events. After such Bank notifies the Borrowers of such events, such Bank shall promptly deliver to the Borrowers a statement of the amount necessary to compensate such Bank for the reduction in the rate of return on its capital attributable to such Bank's obligations hereunder to make and continue the Loans or to issue or participate in any Letter of Credit. Such Bank shall determine the capital compensation amount in good faith, using reasonable attribution and averaging methods. Such Bank shall from time to time notify the Borrowers of the amount so determined and such amount shall be due and payable by the Borrowers to such Bank thirty (30) days after such notice is given; provided, however, that if the Borrowers pay the Loans in full (including principal and interest), cancel any outstanding Letters of Credit, and terminate the Revolving Credit and the commitment hereunder to issue Letters of Credit, within such thirty (30) day period, the Borrowers shall not be liable to such Bank to pay such amount determined pursuant to this Section 2.6. All amounts determined in accordance with this Section 2.6 shall be effective from the date on which such Bank first gave notice to the Borrowers of a reduction in such Bank's rate of return.

            2.7 Time, Place and Manner of Payments. All payments and prepayments to be made by the Borrowers hereunder or under any Note in respect of any principal, interest, or fee shall be made to the Agent for the ratable accounts of the Banks at the principal office of Agent in Pittsburgh, Pennsylvania. Such payments shall be made in immediately available funds no later than 12:00 noon (Pittsburgh, Pennsylvania time) on the date such payment is due.

            2.8 Loan Account. Each Bank shall open and maintain on its books a loan account (each, a "Loan Account") in the name of the Borrowers, with respect to advances made, payments and prepayments of principal, and the computations and payments of interest and all other amounts due and sums paid to such Bank hereunder or under its Note. Such Loan Account, absent manifest error, shall be conclusive and binding on the Borrowers as to the amount at any time due to such Bank from the Borrowers.

            2.9   Letter of Credit Subfacility.

            (a) Terms of Letter of Credit. The Issuing Bank shall issue, subject to the terms and conditions hereof (including but not limited to the conditions contained in Section 8.1 hereof) and at the request of any Borrower, Letters of Credit for the account of such Borrower or a Restricted Subsidiary of such Borrower, all as more fully set forth in this Section 2.9.

                  (i) No Letter of Credit shall be issued hereunder which has an expiry date later than five (5) Business Days prior to the Termination Date; provided, however, that any Letter of Credit with a one (1) year maturity may provide for the renewal thereof for an additional one (1) year period, which shall in no event extend beyond five (5) Business Days prior to the Termination Date.

                  (ii) Each Letter of Credit, whether now outstanding or hereafter issued by the Issuing Bank upon written request received by the Issuing Bank not less than five (5) Business Days prior to the proposed date of issuance pursuant to this Section 2.9, has been or shall be issued in accordance with the Issuing Bank's then current practices relating to the issuance by the Issuing Bank of Letters of Credit, including but not limited to the execution and delivery by the Borrowers of an application for and/or confirmation of standby letter of credit and the payment by the Borrowers of the customary processing fees. Each issuance or renewal of a Letter of Credit hereunder shall be conditioned on (and be deemed to be a representation and warranty by the Borrowers as to) the following: that, at the time of such issuance or renewal, the representations and warranties contained in this Agreement are true and correct and no default set forth in Section 9 hereof shall have occurred and be continuing and no event which, with the giving of notice or lapse of time or both would become such a default, shall have occurred or shall have failed to occur and be continuing.

                  (iii) In no event shall the aggregate undrawn face amount of the Letters of Credit plus any unreimbursed Draws exceed, at any one time, Fourteen Million ($14,000,000) Dollars. The Stated Amount of each Letter of Credit, while the same is issued and outstanding, and any unreimbursed Draws under the Letters of Credit, shall reduce the maximum amount otherwise available for Loans under the Revolving Credit as set forth in Subsection 2.1(a) hereof. No Letters of Credit may be issued hereunder to the extent that such issuance would either (x) cause the Aggregate Outstandings to exceed the lesser of (a) the then current Aggregate Collateral Value or (b) Forty-Five Million ($45,000,000) Dollars or (y) cause any Borrower's Individual Outstandings to exceed such Borrower's then current Individual Collateral Value.

                  (iv) Each Borrower agrees that it shall be bound by the terms of this Agreement and each related application for letter of credit or reimbursement agreement with respect to the Existing Letters of Credit as if the Existing Letters of Credit were issued hereunder for the account of the Borrowers, including without limitation any and all reimbursement obligations, liability for fees or costs and indemnifications (all such obligations to be joint and several with the related account party, if such Person is not a Borrower hereunder). The Existing Letter of Credit shall be deemed, for all purposes, to be issued under this Agreement, including, without limitation, for the purpose of calculating the aggregate Stated Amount of Letters of Credit permitted to be issued hereunder.

            (b)   Disbursements, Reimbursement.

                  (i) Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each Draw thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such Draw, respectively.

                  (ii) In the event of any request for a Draw under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrowers and the Agent and the Borrowers shall reimburse (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Bank prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by the Issuing Bank. In the event the Borrowers fail to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by

12:00 noon, Pittsburgh time, on the Drawing Date, the Issuing Bank will promptly notify the Agent and each Bank thereof, and the Borrowers shall be deemed to have requested that Loans be made by the Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the conditions set forth in Section 8 below, other than any notice requirements. Any notice given by the Issuing Bank pursuant to this paragraph may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (iii) Each Bank shall upon any notice pursuant to paragraph
(ii) above make available to the Agent for the account of the Issuing Bank an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to paragraph
(iv) below) each be deemed to have made a Loan under the Base Rate Option to the Borrowers in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment, (i) at a rate per annum equal to the Federal Funds Rate in effect during the first three days following the Drawing Date and (iii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Issuing Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this paragraph.

                  (iv) With respect to any unreimbursed Draw that is not converted into a Loan under the Base Rate Option to the Borrowers in whole or in part as contemplated by paragraph (ii) above, the Borrowers shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the amount of such Draw. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Loans under the Base Rate Option. Each Bank's payment to the Issuing Bank pursuant to paragraph (iii) above, shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.

            (c)   Repayment of Participation Advances.

                  (i) Upon (and only upon) receipt by the Issuing Bank for its account of immediately available funds from the Borrowers (x) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Issuing Bank, or (y) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Issuing Bank will pay to each Bank, in the same funds as those received by the Issuing Bank, the amount of such Bank's Ratable Share of such funds, except the Issuing Bank shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Issuing Bank.

                  (ii) If the Issuing Bank is required at any time to return to the Borrowers, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency or similar proceeding, any portion of the payments made by the Borrowers to the Issuing Bank pursuant to paragraph (i) immediately above in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Issuing Bank, forthwith return to the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

            (d)   Documentation.

                  The Borrowers agree to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from the Borrowers' own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Borrowers' instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

            (e)   Determinations to Honor Drawing Requests.

                  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

            (f)   Nature of Participation and Reimbursement Obligations.

                  Each Bank's obligation in accordance with this Agreement to make the Loans or Participation Advances, as contemplated by Subsection 2.9(b), as a result of a drawing under a Letter of Credit, and the obligations of the Borrowers to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                  (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, any Borrower or any other Person for any reason whatsoever;

                  (ii) the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 8.1 or as otherwise set forth in this Agreement for the making of a Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Subsection 2.9(b);

                  (iii) any lack of validity or enforceability of any Letter of Credit;

                  (iv) the existence of any claim, set-off, defense or other right which any Borrower or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, the Issuing Bank or any Bank or any other

Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or any Subsidiary and the beneficiary for which any Letter of Credit was procured);

                  (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                  (vi) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

                  (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or any Subsidiary;

                  (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                  (ix) the occurrence or continuance of an insolvency or similar proceeding with respect to any Borrower;

                  (x) the fact that a default or event of default under Section 9 hereof shall have occurred and be continuing;

                  (xi) the fact that the Termination Date shall have passed or this Agreement or the commitments hereunder shall have been terminated; and

                  (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, not resulting from gross negligence or willful misconduct of the Issuing Bank.

            (g)   Liability for Acts and Omissions.

                  As between the Borrowers and the Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any action of any Governmental Person, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses(i) through (viii) of such sentence.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrowers or any Bank.

            (h) Reimbursement for Charges and Fees. The Borrowers agree to pay or cause to be paid to the Issuing Bank on demand, all normal and customary transaction charges that the Issuing Bank may charge (i) for drawings under the Letters of Credit, (ii) for transfers of each respective Letter of Credit in accordance with its terms and (iii) for amendments of the Letters of Credit, payable without any requirement of notice or demand by the Issuing Bank on the day of such drawing, transfer or amendment.

            (i) Letter of Credit Fees. The Borrowers shall pay to the Agent for the ratable account of the Banks quarterly in arrears, on the last day of each September, December, March and June, a commission equal to the Applicable Euro-Rate Margin on the average daily aggregate Stated Amount of Letters of Credit outstanding during the three month period ending on such date; provided, however, that upon the occurrence of and during the continuance of an event of default under Section 9 hereof, the foregoing fee shall automatically be increased by two hundred (200) basis points (2%) per annum above the rate otherwise in effect.

SECTION 3.  REPRESENTATIONS AND WARRANTIES.

            To induce the Banks to enter into this Agreement and to make and continue the loans and to issue and renew the Letters of Credit, each as herein provided for, the Borrowers represent and warrant to the Banks that:

            3.1 Existence and Authority. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, and is duly qualified to do business, and is in good standing as a foreign corporation, in all jurisdictions wherein its ownership of property or the nature of its business requires such qualification and has the right, power and authority to own, and hold under lease, its properties and to carry on its business as now being conducted.

                  Each of the Partnerships is a limited partnership duly organized, validly existing and in good standing under the laws of the state of its formation, and has the right, power and authority to own, and hold under lease, its property and to carry on its business as now being conducted.

            3.2 Capitalization and Subsidiaries. (a) The authorized securities of Atlas America, Inc. consist of One Thousand (1,000) shares of common stock and all issued and outstanding shares of such stock have been validly issued and are fully paid and nonassessable and are owned by and issued to Resource America, Inc.

            (b) The authorized securities of Resource Energy, Inc. consist of One Hundred (100) shares of common stock and all issued and outstanding shares of such stock have been validly issued and are fully paid and nonassessable and are owned by and issued to Resource America, Inc.

            (c) The authorized securities of Viking Resources Corporation consist of One Thousand (1,000) shares of common stock and all issued and outstanding shares of such stock have been validly issued and are fully paid and nonassessable and are owned by and issued to Resource America, Inc.

            (d) Except for the Subsidiaries and other investments in other Persons set forth on Schedule 3.2, no Borrower or Subsidiary of a Borrower owns directly or indirectly any capital stock of any other Person. Each Borrower, and each Subsidiary of a Borrower, has good and marketable title to all the securities of the Subsidiaries issued to it, free and clear of all liens and encumbrances, and all such securities have been duly and validly issued and are fully paid and nonassessable. The authorized securities of the Subsidiaries and the ownership thereof are as shown on Schedule 3.2 attached hereto and made a part hereof.

            3.3 Rights, Titles and Interests. The Borrowers, the Subsidiaries and the Partnerships have, and will have, good and marketable rights, titles and interests in and to all of their properties including all the Property free and clear of all Liens, except for Permitted Liens and any other Liens permitted under Section 6.2 below. Each Borrower warrants that, at its expense it will, and will cause the Subsidiaries and the Partnerships to, defend generally their properties including the Property, and the rights, titles and interests of the Banks therein and thereto, against the claims and demands of all persons, corporations and any other entities whatsoever. No defaults have occurred under any of the documents or instruments pursuant to which, or establishing that, Borrowers, the Subsidiaries and the Partnerships acquired interests in their properties including the Property which have not been cured or waived and such documents and instruments are in full force and effect and they have not been modified or amended.

            3.4   Financial Statements and Projections.

            (a) Financial Statements. The financial statements described below in this Section 3.4, together with the notes and reports thereto, (copies of which have been furnished to the Agent), are complete and correct, have been prepared in accordance with generally accepted accounting principles, practices and procedures consistently applied and present fairly the financial positions of the Borrowers and the Subsidiaries as at the dates set forth below and the results of their operations for the periods set forth below, subject only to ordinary and usual year end audit adjustments in the case of the statements described in clauses (ii), (iv) and (vi) below:

                  (i) With respect to The Atlas Group, Inc. (predecessor to Atlas America, Inc.) and its Subsidiaries, the balance sheet as of June 30, 1998 and the related statements of income, changes in stockholder's equity and changes in financial position for the eleven (11) month period ended on such date, prepared and certified by McLaughlin & Courson, independent certified public accountants; and

                  (ii) With respect to Atlas America, Inc. and its Subsidiaries, the balance sheets as of July 31, 1998, for The Atlas Group, Inc., predecessor to Atlas America, Inc., September 30, 1998 and June 30, 1999 and the related statements of income, changes in stockholder's equity and changes in financial position for the twelve
                        (12) month, two (2) month and nine (9) month periods, respectively, ended on such dates, prepared by the chief financial officer of Atlas America, Inc.

                  (iii) With respect to Resource Energy, Inc. and its
                        Subsidiaries, the balance sheet as of September 30, 1998 and the related statements of income, changes in stockholder's equity and changes in financial position for the fiscal year ended on such date, prepared by the chief financial officer of Resource Energy, Inc.; and

                  (iv) With respect to Resource Energy, Inc. and its Subsidiaries, the balance sheet as of June 30, 1999 and the related statements of income, changes in stockholder's equity and changes in financial position for the nine (9) month period ended on such date, prepared by the chief financial officer of Resource Energy, Inc.

                  (v) With respect to Viking Resources Corporation and its Subsidiaries, the balance sheet as of December 31, 1998 and the related statements of income, changes in stockholder's equity and changes in financial position for the fiscal year ended on such date, prepared and certified by Ernst & Young, independent certified public accountants; and

                  (vi) With respect to Viking Resources Corporation and its Subsidiaries, the balance sheet as of June 30, 1999 and the related statements of income, changes in stockholder's equity and changes in financial position for the six (6) month period ended on such date, prepared by the chief financial officer of Viking Resources Corporation.

                  Except as reflected or referred to in the above described financial statements, neither any Borrower nor any of the Subsidiaries has any contingent or disputed liabilities or unrealized or anticipated losses or commitments which in the aggregate are material. Since the last date shown above for the balance sheets of each Borrower, there has been no change in the condition, business or prospects, financial or otherwise, of such Borrower or its Subsidiaries as shown on the balance sheet as of such date and no change in the aggregate value of the property owned by such Borrower and its Subsidiaries, including the Property, except changes in the ordinary course of business.

            (b) Financial Projections and Pro Forma Balance Sheets. The Borrowers have delivered to the Agent (i) five year income and cash flow projections of the Borrowers prepared on a Combined basis (the "Projections") and (ii) a pro forma balance sheet of the Borrowers prepared on a Combined basis and dated as of June 30, 1999, as adjusted through the date hereof on a pro forma basis (the "Pro Forma Balance Sheets"). Such Projections and Pro Forma Balance Sheets set forth in the Borrowers' judgment a reasonable range of possible results in light of the history of the businesses the Borrowers are currently engaged in or are acquiring, present and reasonably foreseeable conditions and the intentions of the Borrowers' management. Such Projections and Pro Forma Balance Sheets accurately reflect the liabilities of the Borrowers upon consummation of the transactions contemplated hereby as of the date hereof. To the Borrowers' knowledge, no material events have occurred since the preparation of the Projections and Pro Forma Balance Sheets which would cause such projections and pro forma balance sheet taken as a whole, not to be reasonably attainable.

            3.5 Litigation. Except as set forth on Schedule 3.5 attached hereto, there is no material litigation or proceeding of any kind whatsoever pending, nor to the knowledge of Borrowers threatened, nor any judgment, order, writ, injunction, decree or award outstanding, which could adversely affect the Borrowers or the Subsidiaries or the operation of any of their businesses, or their properties including the Property, nor do the Borrowers know or have reasonable grounds to know of any basis for any such action or any governmental investigation or any claim relating to the Borrowers or the Subsidiaries or the operation of any of their businesses, or their properties including the Property. Except as set forth on Schedule 3.5 attached hereto, the Borrowers and the Subsidiaries have each complied with all material provisions of all agreements to which they are parties or by which they are bound and are not in default under any of them or in the payment of any of their obligations.

            3.6 Validity; Binding Effect; Enforceability; No Conflicts. The execution and delivery of the Loan Documents to be executed and/or delivered by any Loan Party, the borrowings under the Loan Documents, the performance by each Loan Party of its obligations under the Loan Documents and the assignment of, and the grant of the liens on and security interests in, the Loan Parties' various rights, titles and interests, to the Agent (for the benefit of the Banks) by the Loan Documents, do not, and will not, contravene any provision of law, or of the articles of incorporation or by-laws of any Loan Party, or of any agreement, instrument or other document or of any judicial, arbitration or local, state or federal governmental requirement or restriction to which any Loan Party is a party or by which it is bound, or result in the creation or imposition of any lien or other encumbrance on any of the property of any Loan Party including the Property except the liens and security interests granted by the Loan Documents; and any and all consents or approvals of any kind whatsoever, including approvals and consents of any local, state or federal governmental unit, commission, authority, agency or other body, required to be obtained in connection therewith have been obtained and are in full force and effect. This Agreement constitutes, and the other Loan Documents when duly executed will constitute, legal, valid and binding obligations of any Loan Party enforceable in accordance with their respective terms. Each Loan Party is duly authorized to execute and deliver this Agreement and the other Loan Documents to which it is a party; all action necessary and proper to authorize the execution and delivery of the Loan Documents has occurred; and each Loan Party is, and will continue to be, duly authorized, and has, and shall continue to have, the right, power and authority, to execute and deliver the Loan Documents and to make the assignment and grant the liens and security interests pursuant to the Loan Documents as well as to borrow under the Loan Documents to which it is a party and to perform all of the other terms and conditions of the Loan Documents.

            3.7 Permits. The Borrowers have obtained, or caused to be obtained, all permissions, licenses, easements, rights-of-way, leasehold and fee interests and all local, state and federal governmental approvals, authorizations, consents and permits as well as all other rights, titles and interests necessary to the ownership, development and operation of the properties of the Borrowers and the Restricted Subsidiaries (including the Property) and the gas and oil wells (the "Partnership Wells") in which the Partnerships have ownership interests, and the conduct of their businesses, all of which are in full force and effect.

            3.8 Operation of Wells and the Pipeline. The statements relating to the transportation of gas and oil through the Pipeline and the production of gas and oil from the Wells for the period ending January 31, 1999 heretofore furnished by the Borrowers to the Agent are accurate; since January 31, 1999 there has been no damage, destruction or loss to the Pipeline or to any of the Wells; the Pipeline is currently in operation and the monthly transportation of gas and oil through the Pipeline has not materially changed; and except for temporary, involuntary shut-ins, all of the Wells are currently in production and the monthly production from each of the Wells has not materially changed.

            3.9 Public Utility Holding Company. No Borrower, nor any Subsidiary of a Borrower, is a holding company or a subsidiary of a holding company or a public utility company as such terms are defined in the Public Utility Holding Company Act of 1935.

            3.10 ERISA. No Borrower or Subsidiary has received notice that the Pension Benefit Guaranty Corporation ("PBGC") has made a determination that, with respect to any Plan (as hereinafter defined) of any Borrower, or any Subsidiary or other affiliate of any Borrower, an event or condition has occurred which constitutes grounds under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") for the termination of, or for the appointment of a trustee to administer, any such Plan. As used herein, "Plan" shall be defined as any employee benefit plan or other plan maintained for employees of any Borrower, or any Subsidiary or other affiliate of any Borrower, covered by ERISA.

            3.11 Regulation U, T and X. No Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U, T or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any advance under the Loan Documents will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            3.12 Compliance with Law. Each Loan Party has complied with, and is in compliance with, all applicable local, state and federal laws, rules and regulations relating to all of its activities including, but not limited to, the operation of the Wells and the Pipeline and the offer and sale of securities.

            3.13 Taxes. All tax returns and reports of the Borrowers and the Subsidiaries required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrowers and the Subsidiaries or upon any of the property of the Borrowers and the Subsidiaries including the Property and upon any of the other assets, income or franchises of the Borrowers and the Subsidiaries which are due and payable have been paid, except taxes, assessments, fees and other governmental charges being contested in good faith as set forth in Section 5.10 hereof unless required to be paid as set forth in such Section and subject to the reserve requirements set forth in
Section 5.10 hereof.

            3.14 Relationship of Borrowers. The Borrowers are engaged in related businesses operated as part of one consolidated business entity and each Borrower is directly and indirectly dependent upon each other Borrower for and in connection with their business activities and their financial resources; and each Borrower has determined, reasonably and in good faith, that such Borrower will receive substantial direct and indirect economic and financial benefits from the borrowings made under this Agreement, and such borrowings are in the best interests of such Borrower, having regard to all relevant facts and circumstances.

            3.15 Status as Producers of Gas. Atlas Energy Group, Inc., Atlas Energy Corporation, Atlas Resources, Inc., Resource Energy, Inc., Viking Resources Corporation, DAC Acquisition Corporation, St. Julien III Corporation and REI-NY, Inc. are producers of oil and/or natural gas; none of the other Loan Parties is a producer of oil and/or natural gas.

            3.16 Year 2000. The Borrowers and their Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrowers or their Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). Any Year 2000 Problem of the Loan Parties is not reasonably expected to result in any material adverse change in the business, properties, assets, financial condition, results of operations or prospects of any such Loan Party, or impair materially the ability of any such Loan Party to duly and punctually pay or perform the Indebtedness.

            3.17 Environmental Matters. To the best of each Borrower's knowledge, (i) the Property is and has been in compliance, in all material respects, with all applicable local, state and federal environmental laws, rules and regulations, (ii) there have been no releases of any chemical, material, substance or waste which is a threat to the public health, safety or welfare or the environment or the health of living organisms, or any hazardous, toxic, contaminating or polluting substance as defined by any environmental law, rule or regulation (individually and collectively "Hazardous Substances") and (iii) there is no basis for the imposition of environmental liability against the Property or for the imposition of any environmental liability against any former, present or future owner or operator of the Property.

            3.18 Investment Company Act. No Borrower or any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended from time to time, or a company under the "control" of an "investment company," as those terms are defined in such Act, and shall not become such an "investment company" or under such "control."

            3.19 Disclosure. No representation or warrant made by any Borrower in this Agreement or in the Acquisition Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers or which reasonably should be known to

Borrowers which Borrowers have not disclosed to Agent in writing with respect to the transactions contemplated by the Acquisition Agreement, or this Agreement which could reasonably be expected to have a material adverse effect on any Borrower or any Subsidiary.

            3.20 Delivery of Acquisition Agreement. Agent has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereon been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

            3.21 Updates to Schedules. Should any of the information or disclosures provided on any of the schedules attached hereto or to any other Loan Document become outdated or incorrect in any material respect, the affected Loan Party shall promptly provide the Agent in writing with such revisions or updates to such schedules as may be necessary or appropriate to update or correct same; provided, however, that no schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warrant or representation resulting from the inaccuracy or incompleteness of any such schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such schedule.

            3.22 Solvency. On the date hereof, and as of the date of each advance of a Loan and issuance or renewal of any Letter of Credit, as the case may be, and after giving effect to such advance or the issuance or renewal of a Letter of Credit, and after giving effect to the consummation of the transactions contemplated by this Agreement and the Acquisition Agreement, each Borrower is, and will be, Solvent.

SECTION 4.  SECURITY.

            To secure the payment of principal of, and interest on, the Note, all reimbursement and other obligations relating to the Letters of Credit, and all fees, costs, expenses and other charges to be paid or reimbursed by the Loan Parties under the Loan Documents and all other Indebtedness and other obligations of the Loan Parties to the Agent and the Banks under the Loan Documents and the performance of the terms of the Loan Documents and all other instruments and documents executed by any Loan Party in favor of, or for the benefit of, the Agent and the Banks with respect thereto:

            4.1 Security Documents. The Borrowers hereby agree to execute and deliver, or cause to be executed and delivered, to the Agent, on behalf of the Banks, the following:

            A. One or more mortgages and security agreements (and/or amendments thereto) substantially in the form of Exhibit "D" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time, which shall assign to Agent, and grant to Agent, on behalf of the Banks, a lien on and security interest in, all the property of the Borrowers and the Restricted Subsidiaries described in the Mortgages including the Wells, the Pipeline and the premises known as 311 Rouser Road, Coraopolis, Pennsylvania.

            B. One or more security agreements substantially in the form of Exhibits "E-1" and "E-2" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time, which shall assign to Agent, and grant to Agent, on behalf of the Banks, a security interest in, all the property of the Borrower and the Restricted Subsidiaries described in the Security Agreements including all rights, titles and interests of the Borrowers and the Restricted Subsidiaries in and to the Partnerships, accounts, general intangibles and inventory and in any notes evidencing intercompany loans or advances.

            C. One or more pledge agreements substantially in the form of Exhibit "F" attached hereto and made a part hereof, as one or more may be amended, modified or supplemented from time to time, which assign to Agent, and grant to Agent, on behalf of the Banks, a lien on and security interest in, all the property of the Borrowers and the Restricted Subsidiaries described in the Pledge Agreement including all of the Borrowers' rights, titles and interest in and to the stock of the Restricted Subsidiaries, together with undated stock powers executed in blank.

            D. All Financing Statements and all amendments and modifications thereof and all supplements thereto and all notification and control agreements required by Agent in connection with the liens and security interests granted pursuant to the Mortgage, the Security Agreements and the Pledge Agreement.

            E. A pledge and collateral assignment of escrow account rights, as amended, modified or supplemented from time to time, which shall assign to Agent, and grant to Agent on behalf of the Banks, a security interest in and to the proceeds owed to Resource America, Inc. of the escrow account established and maintained pursuant to the terms of the Acquisition Agreement.

            4.2 Set-Off. Each Borrower hereby gives to each Bank a lien on, and security interest in, any and all property, credits, securities, monies and claims of such Borrower which may at any time be delivered to, or be in the possession of, or owed to such Borrower by, such Bank in any capacity whatsoever including the balances of any and all accounts maintained by such Borrower with such Bank. Each Borrower authorizes each Bank in case of a default under Section 9 hereof, at such Bank's option, at any time and from time to time, to apply to the payment of the Indebtedness any such property, credits, securities, monies and claims. In the event that in the exercise of the rights set forth in this
Section 4.2 any Bank applies to the payment of the Indebtedness any property, credits, securities, monies or claims which belong to a person, corporation or entity other than a Borrower, such Bank shall promptly deliver such property, credits, securities, monies or claims (or at the option of such Bank, an amount of cash equivalent to the value thereof at the time such Bank makes such application) to the persons, corporations or other entities entitled thereto, or at the option of such Bank to such Borrower, upon being furnished with evidence satisfactory to such Bank of such property, credits, securities, monies or claims and the identity of the persons, corporations or other entities entitled thereto.

            4.3 Additional Security - Generally. In the event that any Borrower or Restricted Subsidiary is to provide additional security for the payment of the Indebtedness and the performance of the Loan Documents, such additional security shall be of such kind, in such form and have such value as Agent shall in its sole discretion require and shall be otherwise acceptable to Agent. The Borrowers shall execute and deliver, or cause to be executed and delivered to Agent, on behalf of the Banks, such new or amended Mortgage and/or Security Agreement and/or Pledge Agreement relating to such additional collateral, as well as such other instruments, papers and other documents, and take such further action in connection therewith, as the Agent shall in its sole discretion require (including but not limited to providing reports and opinions relating to matters concerning title to such additional security and concerning the priority of the lien(s) and security interest(s) granted by such new or amended mortgage and/or security agreement and/or pledge agreement).

            4.4 Certain Additional Security. The Borrowers hereby agree to deliver, or cause to be delivered, to the Agent, within thirty (30) days of the date hereof, and within thirty (30) days of the acquisition of any new oil and gas properties or interests, such new or amended Mortgage(s) and/or Security Agreement(s) necessary to grant to the Agent for the benefit of the Banks a lien on and security interest in substantially all of the interests of the Borrowers and the Restricted Subsidiaries in producing oil and gas wells and associated reserves, related pipeline and related contract rights and other property, and further agrees to take such other action as required by Section 4.3 in accordance therewith.

            4.5 Operating Accounts. Each Borrower agrees to maintain, or cause to be maintained, all of the principal operating accounts of the Borrowers and each Restricted Subsidiary at the Agent and agrees to deposit, or cause to be deposited, in such accounts substantially all of its and their respective funds.

            4.6 Guaranties. The Borrowers hereby agree to cause to be delivered to the Agent for the benefit of the Banks, one or more Guaranty Agreements executed by each Restricted Subsidiary of any Borrower, each substantially in the form of Exhibit "C" attached hereto and made a part hereof, whereby the Guarantors shall guarantee, and be surety for, the prompt and punctual payment of the Indebtedness and the prompt and punctual performance of the other obligations of the Borrowers under the Loan Documents. The Borrowers shall cause each Subsidiary which becomes a Restricted Subsidiary after the date hereof to execute and deliver to the Agent, for the benefit of the Banks, a Guaranty Agreement. Such execution and delivery shall occur within fifteen (15) days of such Subsidiary becoming a Restricted Subsidiary.

            4.7 Subordination of Indebtedness and Liens. Any intercompany loans or advances of any Borrower now or hereafter owed to or held by any other Borrower are hereby subordinated to the Indebtedness of such other Borrower to the Banks, and any document or instrument evidencing such loans or advances shall contain a legend giving notice of such subordination. Any intercompany loans or advances of any other Borrower due to such Borrower, if the Agent so requests, shall be collected, enforced and received by such Borrower as trustee for the Banks and be paid over to the Agent for the account of the Banks on account of the Indebtedness but without affecting in any manner the liability of such Borrower under the other provisions of this Agreement or any other Loan Document. Any Lien, claim, right or other encumbrance on any property of any Loan Party in favor of any Borrower is hereby subordinated in all respects to the Liens granted to the Agent for the benefit of the Banks.

SECTION 5.  AFFIRMATIVE COVENANTS.

            For so long as any Indebtedness remains unpaid, unless the Agent (with the approval of the Required Banks) otherwise consents in writing, each Borrower agrees that:

            5.1 First Lien Undertakings. The Borrowers shall obtain and deliver, or cause to be obtained and delivered, to the Agent and the Banks such legal opinions, title reports, representations, letters, acknowledgments, attornment agreements, releases, disclaimers, subordinations of prior liens and security interests, non-disturbance agreements, certificates of non-interference with easements, rights-of-way or coal operations and such other documents as may be requested by the Agent and the Banks from time to time, and shall take, or cause to be taken, all steps, to satisfy all requirements of the Agent and the Banks that the Borrowers and the Subsidiaries and the Partnerships have, and will have, good and marketable rights, titles and interests in and to all of their properties including the Property and the Partnership Wells and that the liens and security interests described in Section 4 hereof are valid and perfected first liens and security interests, free and clear of all liens and encumbrances except Permitted Liens.

            5.2 Protection of Rights, Titles and Interests. Each Borrower will take, or cause to be taken, all steps necessary and proper (i) to protect and enforce its, the Subsidiaries' and the Partnerships' rights, titles and interests in and to all their respective properties (including the Property) and in connection with their respective businesses and (ii) to comply with all duties, terms and conditions undertaken or assumed by the Borrowers, the Subsidiaries and the Partnerships in connection with their properties (including the Property) and their businesses.

            5.3 Operation and Maintenance. Each Borrower will continuously operate, or cause to be operated, its and the Subsidiaries' properties (including the Property) and the Partnership Wells in a good and workmanlike manner and in accordance with sound and approved practices and shall use its best efforts consistent with good business practices to generate, or cause to be generated, the greatest amount of revenue in connection with its and the Subsidiaries' properties (including the Property) and the Partnership Wells. Borrower shall maintain, or cause to be maintained, all of its and the Subsidiaries' properties (including the Property) and the Partnership Wells in good condition and, shall make, or cause to be made, all necessary renewals, repairs, replacements, additions, betterments and improvements thereto.

            5.4 Permits. Each Borrower will obtain and keep in full force and effect, or shall cause to be obtained and kept in full force and effect, all permissions, licenses, easements, rights-of-way, leasehold and fee interests and all local, state and federal governmental approvals, authorizations, consents and permits as well as all other rights, titles and interests necessary to the ownership, development and operation of its and the Subsidiaries' properties (including the Property) and the Partnership Wells and to the conduct of their businesses.

            5.5 Compliance with Law. Each Borrower will comply with, or cause to be complied with, all applicable local, state and federal laws, rules and regulations relating to all of its and the Subsidiaries' activities including, but not limited to, the operation of its and the Subsidiaries' properties (including the Property) and the Partnership Wells and the offer and sale of securities.

            5.6 Corporate Reorganization. The Borrowers shall, on or before March 31, 2000, restructure and reorganize their capital structure such that Viking and REI shall either merge with and into, or become wholly-owned subsidiaries of, Atlas.

            5.7 Existence and Ownership. Each Borrower shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its and the Subsidiaries' existences as corporations or limited liability companies, their good standing under the laws of the states of their incorporation and their qualification to do business, and their good standing as foreign corporations, in all jurisdictions wherein their ownership of property or the nature of their businesses requires such qualification. Each Loan Party shall continue to be the legal and beneficial owner of at least the percentages of the issued and outstanding securities of the Subsidiaries which it owns currently plus all additional percentages of such securities which it may acquire hereafter.

            5.8 Reports, Certifications and Other Information. Upon request of Agent and the Banks, the Borrowers shall deliver, or cause to be delivered, to Agent and the Banks, within sixty (60) days after the end of each fiscal quarter (and if a default as set forth in Section 9 hereof shall have occurred and be continuing, within thirty (30) days after the end of each calendar month), a report of operating, management and administration fees paid to the Borrowers or any Subsidiary during such month together with statements setting forth the quantity of gas and oil produced from the Wells and the quantity of oil and gas transported through the Pipeline during such month, the price paid or to be paid for such gas and oil and the transportation and compression thereof, the Borrowers' Proceeds (showing in detail the computation whereby the Borrowers' Proceeds are determined) and such other information as the Agent and the Banks may request which may include but not be limited to a report prepared by the Borrowers showing the performance of each Well and Partnership on a quarterly or monthly, as the case may be, basis and on a cumulative basis as well as such information as is customarily set forth in a meter statement.

                  Within fifty-five (55) days after the end of each fiscal quarter of each fiscal year of the Borrowers and the Subsidiaries, the Borrowers shall furnish to Agent and each Bank such unaudited financial statements of the Borrowers and the Subsidiaries ("Quarterly Reports") as Agent and the Banks shall request (consisting of at least a balance sheet as of the close of such quarter and a profit and loss statement and a statement of cash flow for such quarter and for the period from the beginning of the fiscal year to the close of such quarter), which statements shall be in such detail as Agent shall require, shall show the Borrowers' and the Subsidiaries' financial conditions at the close of such fiscal quarter and the results of their operations for the period then ended (in each case prepared on a Combined and a consolidating basis) and shall be prepared by the chief financial officers of the Borrowers and the Subsidiaries in accordance with GAAP consistently applied and certified by such officer, subject only to ordinary and usual year end audit adjustments.

                  Within one hundred one hundred (100) days after the end of each fiscal year of the Borrowers and the Subsidiaries, the Borrowers shall furnish to Agent and the Banks a copy of the annual audited financial statements of the Borrowers and the Subsidiaries prepared on a Combined and a consolidating basis in conformity with GAAP consistently applied by certified public accountants satisfactory to Agent and the Banks and certified without qualification as to scope.

                  The Borrowers shall deliver to the Agent and the Banks, together with each delivery of financial statements required by this Section 5.8, a certificate substantially in the form of Exhibit "G" hereto, appropriately completed, (A) stating that the signer has reviewed the terms of this Agreement and of the other Loan Documents and has made, or caused to be made under his supervision, a review of the transactions and condition of the

Borrowers and the Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during such accounting period, and that the signer does not have knowledge of the existence, as at the date of such certificate, of any condition or event which constitutes a default under Section 9 hereunder with respect to the covenants set forth in Sections 5.16, 5.17, 5.18, 5.19, and 6.12 hereof, or which, after notice or lapse of time or both, would constitute a default with respect to the covenants set forth in Sections 5.16, 5.17, 5.18, 5.19 and 6.12 hereof, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken or are taking or propose to take with respect thereto, (B) demonstrating in reasonable detail compliance, as at the end of such accounting period, with the restrictions contained in Sections 5.16, 5.17, 5.18, 5.19 and 6.12 hereof and (C) setting forth in reasonable detail (i) any advances or payments made with respect to intercompany notes or accounts during the accounting period covered by such financial statements together with the closing balance of each such note and account and the interest accrued thereon and (ii) the amount of any management fees or similar advances made during the applicable accounting period.

                  The Borrowers shall give to the Agent and the Banks prompt notice in writing of the occurrence or existence of any default under Section 9 hereof, or of any event which, with the giving of notice or lapse of time or both would become such a default.

                  At any time and from time to time, the Borrowers will submit, or cause to be submitted, to the Agent and the Banks promptly, in such form as Agent and the Banks shall require, such other information relating to the financial affairs of the Borrowers and the Subsidiaries, to the properties of the Borrowers and the Subsidiaries including the Property, to the businesses of the Borrowers and the Subsidiaries or otherwise as Agent and the Banks shall reasonably request.

            5.9 Records and Access. Each Borrower shall keep, or cause to be kept, full and complete books and records in which correct and accurate entries will be made of all of its and the Subsidiaries business transactions and their properties including the Property and at any time and from time to time shall give, or cause to be given, to the Agent or the Banks or their representatives full access during normal business hours to examine and copy all of the Borrowers' and the Subsidiaries' properties including the Property and their books, contracts and records.

            5.10 Payment of Taxes and Mechanics' Claims. Each Borrower will pay, or cause to be paid, all taxes, assessments, license fees and other governmental charges and all claims of mechanics and materialmen to which it or any of the Subsidiaries or any of their properties including the Property shall be subject, and all other charges on or relating to any of their properties including the Property, before such charges and claims become delinquent, except that no such charge or claim need be paid for so long as its validity or amount shall be contested in good faith by appropriate proceedings duly prosecuted and such Borrower and the Subsidiaries shall have set up in their books such reserves with respect thereto as shall be dictated by sound accounting practices; provided, however, that all such charges and claims shall be paid, subject to refund proceedings, if failure to pay would adversely affect the rights or titles of any Borrower or any of the Subsidiaries to any of their properties including the Property.

            5.11 Insurance. Each Borrower will keep, or cause to be kept, with financially sound and reputable insurers, such insurance with respect to its and the Subsidiaries' businesses and properties including the Property, in such amounts and insuring against such risks, casualties and contingencies of such types (including but not limited to insurance for loss or damage by fire and other hazards and insurance for liability for damage to persons and property in connection with their properties including the Property and the activities conducted thereon or relating thereto) as is customary for persons, corporations and other entities of established reputations engaged in the same or similar businesses as the Borrowers and the Subsidiaries and similarly situated, naming Agent (for the benefit of the Banks) as mortgagee or lender loss payee or additional insured as its interests may appear, and will keep, or cause to be kept, such insurance as required by any applicable workmen's compensation laws, and will furnish, or cause to be furnished, certificates of all such insurance to Agent upon the execution hereof and within one hundred twenty (120) days after the end of each of its fiscal years. All policies shall provide that they may not be altered or cancelled except on thirty (30) days' prior written notice to Agent.

            5.12 Duty to Plug. If and when any of the Wells ceases producing gas and oil in paying quantities or is of no further use, or any Borrower, Subsidiary or Partnership or any other person, corporation or other entity is required to do so under any agreement or law, the Borrowers will plug and abandon, or cause to be plugged and abandoned, any and all such Wells in accordance with the local, state and/or federal laws and regulations then in force and regulating the plugging of gas and oil wells. Each Borrower further consents and agrees that it will save harmless Agent, the Banks, their respective officers, directors and employees, and their respective successors and assigns, of and from any loss, damage and penalty through failure, if any, to plug, or cause to be plugged, such Well or Wells as herein provided.

            5.13 Expenses, Fees and Disbursements. The Borrowers shall pay, or cause to be paid, all reasonable expenses, fees and disbursements incurred in connection with the recordation, filing, continuation, satisfaction and termination of the Mortgage, the Financing Statements and any other Loan Documents and any other instruments or documents relating thereto and the reasonable fees, expenses and disbursements of Agent's counsel in connection with this Agreement and the other Loan Documents, and any other instruments or documents relating thereto, their preparation, administration and enforcement as well as the fees, expenses and disbursements of the Agent and its counsel, and others (including but not limited to geologists and engineers) engaged by Agent to provide information and advice in connection with this Agreement and the other Loan Documents and any other instruments or documents relating thereto, their preparation, administration and enforcement. Upon and after the occurrence of any default under Section 9 hereof, the Borrowers shall also pay, or cause to be paid, all reasonable fees, expenses and disbursements of the Banks and their counsel and others (including but not limited to, geologists and engineers) engaged by the Banks in connection with the enforcement, amendment, waiver or restrictive of this Agreement and the other Loan Documents.

            5.14 Assigned Payments. In connection with any amounts due to any Loan Party which are assigned to Agent (for the benefit of the Banks) pursuant to the Mortgage, the Security Agreement and/or any other Loan Document, upon notice to the payor thereof by Agent, such payments shall be made directly by the payor thereof to Agent. Agent is, and/or its duly authorized agents are, hereby authorized by each Borrower to endorse for and on such Borrower's behalf and deposit all drafts and checks payable to such Borrower, and such authority shall continue while any Indebtedness is outstanding. In the event that any such assigned amounts paid to Agent consist of amounts belonging in whole or in part to any person, corporation or entity other than a Loan Party, the Agent shall promptly deliver such amounts or parts thereof to such persons, corporations or entities, or at the option of Agent to the Borrowers, upon being furnished with evidence satisfactory to the Agent of such amounts or parts thereof and the identity of such persons, corporations or other entities.

            5.15 Notification. Within ten (10) days after any Borrower, any Subsidiary or any Partnership receives notice of any litigation or any judicial or administrative proceeding pending or threatened against it which might result in such Borrower, Subsidiary or Partnership being liable for the payment or performance of obligations in excess of Two Hundred Fifty Thousand ($250,000) Dollars with respect to any single such litigation or proceeding, or in excess of One Million ($1,000,000) Dollars in the aggregate with respect to all such litigations or proceedings, the Borrowers shall notify the Agent and the Banks, or cause the Agent and the Banks to be notified, in writing of such litigation or proceeding.

            5.16 Current Ratio. The current assets of the Borrowers on a Combined basis (determined in accordance with GAAP) divided by the positive difference between (i) the current liabilities of the Borrowers on a Combined basis (determined in accordance with GAAP) and (ii) the product of (x) the advance payments received by the Borrowers for the drilling and completion of oil and gas wells which are classified as current liabilities times (y) fifteen percent (15%), shall at all times exceed the ratio of .85 to 1.00.

                  For the purposes of this Section 5.16 alone, (i) the principal balances outstanding under the Notes shall be deemed not to be a current liability and (ii) the unused availability under the Revolving Credit shall be deemed to be a current asset.

            5.17 Debt to EBITDA. The Total Indebtedness of the Borrowers on a Combined basis divided by the EBITDA of the Borrowers on a Combined basis (calculated for the four most recently completed fiscal quarters) shall at all times be less than the following ratios for the fiscal periods ending on the following dates (inclusive):

                  Fiscal Periods Ending:                     Maximum Ratio:
                  ----------------------                     --------------
                  9/30/99 through 3/31/00                     3.25 to 1.00
                  6/30/00 and each fiscal                     3.00 to 1.00
                  period ending thereafter

                  For the purposes of this Section 5.17 and of Section 5.18, (i) the term "Total Indebtedness" shall mean total indebtedness of the Borrowers, including all indebtedness for money borrowed or credit advanced, purchase price obligations, obligations evidenced by bonds, notes or similar indentures, capitalized lease obligations, guaranties, obligations with respect to letters of credit, obligations under any commodity, interest or currency swap, future, option or other similar agreement (except where any such swap, future, option or other similar agreement is matched to an offsetting asset as in the case of hedging with respect to the physical production and sale of oil and gas), and any liability in the nature of any of the foregoing in its capacity as a general partner, and (ii) the term "EBITDA" shall mean the sum of the Borrowers' Combined net income plus interest expense plus tax expense plus depreciation plus amortization plus other noncash charges to income minus noncash credits to income (determined in accordance with GAAP).

            5.18 Fixed Charge Coverage Ratio. The EBITDA of the Borrowers on a Combined basis (calculated for the four most recently completed fiscal quarters) divided by the sum of (i) the interest expense of Borrowers on a Combined basis (calculated for the four most recently completed fiscal quarters) plus (ii)

Current Maturities of Long Term Debt of Borrowers on a Combined basis plus (iii) the aggregate amount of cash payments of contingent consideration made by or on behalf of Viking pursuant to Section 3.3c of the Acquisition Agreement during the four most recently completed fiscal quarters, must not be less than the following ratios for the fiscal periods ending on the following dates (inclusive):

                  Fiscal Periods Ending:             Minimum Ratio:
                  ----------------------             --------------
                  9/30/99 through 6/30/00             1.50 to 1.00
                  9/30/01 through 12/31/01            2.00 to 1.00
                  3/31/02 and each fiscal             2.50 to 1.00
                    period ending thereafter

                  For the purposes of this Section 4.18, the term "Current Maturities of Long Term Debt" shall mean that portion of the Borrowers' total indebtedness for money borrowed or credit advanced (other than (i) trade credit incurred in the ordinary course of business and (ii) indebtedness to the Banks under the Revolving Credit), however evidenced, which had a scheduled maturity during the preceding four fiscal quarters.

            5.19 Minimum Combined Tangible Net Worth. The Combined Tangible Net Worth of the Borrowers shall at all times exceed the sum of (i) eighty-five (85%) percent of the Combined Tangible Net Worth of the Borrowers as of September 30, 1999 (provided that the Combined Tangible Net Worth of the Borrowers on such date shall not be less than $27,000,000), plus (ii) an amount equal to fifty percent (50%) of the cumulative positive Combined net income of the Borrowers earned after September 30, 1999.

            5.20 Additional Documents. From time to time, at the Agent's and the Required Banks' request, whether before or after any borrowings hereunder, the Borrowers at their expense will execute and deliver, or cause to be executed and delivered, to Agent such instruments, papers and other documents and take, or cause to be taken, such further action as Agent and the Required Banks reasonably may require in connection with the transactions contemplated hereby including the enforcement of the Loan Documents.

            5.21 Environmental Matters. (a) The Borrowers will ensure that the Property remains in compliance, in all material respects, with all local, state and federal environmental laws, rules and regulations, and will not place or permit to be placed on the Property any Hazardous Substances, except as not prohibited by applicable environmental laws, rules or regulations, or in such quantities as to not constitute a hazard to the environment or subject any Borrower or Subsidiary to prosecution or liability in connection therewith.

            (b) The Borrowers will employ, or cause to be employed, in connection with the use of the Property, appropriate technology as the Borrowers determine reasonably necessary to maintain compliance with any applicable environmental law, rule or regulation and dispose, or cause to be disposed, of any and all Hazardous Substances generated at the Property only at facilities and with carriers that maintain valid permits under applicable environmental laws, rules and regulations.

            (c) In the event any Borrower or any Subsidiary obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances at the Property or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Property, or any demand letter, complaint, order, citation or other written notice with regard to any Hazardous Substances or violation of any environmental law, rule or regulation, affecting the Property from any person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which the Property is located or the United States Environmental Protection Agency (any such person or entity is hereinafter referred to as the "Authority") which might result in any Borrower or any Subsidiary being liable for the payment or performance of obligations in excess of Ten Thousand ($10,000) Dollars with respect to any such event or in excess of One Hundred Thousand ($100,000) Dollars in the aggregate with respect to all such events, then the Borrowers shall, within five (5) days, give written notice of same to the Agent detailing non-privileged and non-confidential facts and circumstances of which the Borrowers are aware in connection therewith. Such information is to be provided to allow Agent to protect its security interest in the Property and is not intended to create any obligation upon the Agent or the Banks with respect thereto.

            (d) The Borrowers shall promptly forward to the Agent and the Banks copies of any request for information, notification of potential liability, demand letter for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at the Property and shall continue to forward to the Agent and the Banks copies of correspondence between any Borrower or any Subsidiary and the Authority regarding such claims until the claims are settled. The Borrowers shall promptly forward to the Agent and the Banks copies of all documents and reports concerning Hazardous Substances at the Property that any Borrower or any Subsidiary is required to file under any environmental law, rule or regulation. Such information is to be provided to allow the Agent and the Banks to protect its security interest in the Property and is not intended to create any obligation upon the Agent or the Banks with respect thereto.

            (e) If any Borrower or any Subsidiary shall fail to comply, or cause to be complied, with any of the requirements of any environmental law, rule or regulation, the Agent may, at its election, but without the obligation to do so, for the sole purpose of protecting its security interest in the Property, enter onto the Property (or authorize third parties to enter onto the Property) and take such actions as the Agent (or such third parties as directed by the Agent) deems reasonably necessary or advisable, after consultation with the Borrowers, to comply with the requirements of such environmental laws, rules and regulations including but not limited to cleaning up, removing, mitigating or otherwise dealing with any release of Hazardous Substances. All reasonable costs and expenses incurred by the Agent (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the highest lawful rate then payable under the Notes then outstanding, shall be paid upon demand by the Borrowers.

            (f) Promptly upon the written request of the Agent from time to time, which written request may be made by the Agent only in the event of notice to the Agent of discovery or occurrence of a release of Hazardous Substances at the Property, the Borrowers shall provide, or cause to be provided and addressed, to Agent for the benefit of the Banks, at the Borrowers' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to the Agent in its reasonable opinion, to assess with a reasonable degree of certainty the existence of a release of Hazardous Substances and the potential costs in connection with the abatement, cleanup and removal of any Hazardous Substances found on, under, or within the Property. Any report or investigation of such release of Hazardous

Substances proposed and acceptable to an appropriate Authority that is charged to oversee the cleanup of such release of Hazardous Substances shall be acceptable to the Agent. If such estimates, individually or in the aggregate, exceed Fifty Thousand ($50,000) Dollars, the Agent shall have the right to require the Borrowers to post a bond, letter of credit or other security reasonably satisfactory to the Agent to secure payment of these costs and expenses.

            (g) The Borrowers shall defend and indemnify the Agent and each Bank, their respective directors, officers and employees and each legal entity, if any, who controls the Agent or any Bank (the "Indemnified Parties") and hold each Indemnified Party harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by any Indemnified Party, whether as a mortgagee in possession, or as successor-in-interest to any Borrower or any Subsidiary, or otherwise, under or on account of any environmental law, rule or regulation, including the assertion of any lien thereunder, with respect to any release of Hazardous Substances, the presence of any Hazardous Substances affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate, including any loss of value of the Property as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any release of Hazardous Substances resulting from actions on the part of such Indemnified Party. The Borrowers' obligations under this
Section 5.21 shall arise upon the discovery of the presence of any Hazardous Substances at the Property, whether or not any Authority has taken or threatened any action in connection with the presence of any Hazardous Substances. The Borrowers' obligations and the indemnification hereunder shall survive the payment in full of the indebtedness secured hereby and the satisfaction in full of the other obligations secured hereby.

SECTION 6.  NEGATIVE COVENANTS.

            For so long as any Indebtedness remains unpaid, each Borrower agrees that it will not, without the prior written consent of the Agent (with the approval of the Required Banks):

            6.1 Alienation. Sell, lease, transfer or otherwise dispose of or alienate any of its property including the Property, or permit the sale, lease, transfer or other disposition or alienation of any of the property of any Subsidiary or any Partnership, except (i) the current sale in the ordinary course of business of gas and oil transported through the Pipeline and gas and oil as and when produced from the Wells, (ii) the sale, lease, transfer or other disposition or alienation for fair consideration in the ordinary course of business of its, the Subsidiaries' and the Partnerships' properties other than the Property, (iii) the sale, lease, transfer or other disposition or alienation for fair consideration other than in the ordinary course of business of its and the Subsidiaries' properties other than the Property having a fair market value not to exceed One Million ($1,000,000) Dollars in the aggregate in any twelve
(12) month period, and (iv) the sale, lease, transfer or other disposition or alienation for fair consideration of the Property having a fair market value not to exceed Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate in any twelve month period; provided, that no Property may be sold, leased, transferred or otherwise disposed of or alienated after the occurrence and during the continuance of any default under Section 9 below.

            6.2 Encumbrances. Permit, create, assume or incur any mortgage, pledge, charge, security interest, lien or encumbrance of any kind upon any of its, any Subsidiaries' or any Partnerships' properties (whether now owned or hereafter acquired) including the Property, or commit any act or make any election which will require it or any of the Subsidiaries or any of the Partnerships to reassign any of their properties including the Property, except encumbrances (i) created and granted in this Agreement or any other Loan Document or otherwise created or granted in favor of the Agent for the benefit of the Banks, (ii) relating to current taxes, assessments, license fees and other governmental charges and claims of mechanics and materialmen not delinquent, or if delinquent being contested in good faith as set forth in
Section 5.10 hereof unless required to be paid as set forth in such Section and subject to the reserve requirements set forth in such Section, (iii) imposed in the normal course of the oil and gas business of the Borrowers and the Subsidiaries in connection with obtaining surety bonds, (iv) imposed in the normal course of business of the Borrowers and the Subsidiaries, other than in favor of the Agent for the benefit of the Banks, on properties of the Borrowers and the Subsidiaries hereafter acquired by them, provided that such liens and encumbrances are imposed in connection with the financing of the acquisition of such properties and are imposed only on the properties acquired on a nonrecourse basis and (v) the Permitted Liens.

            6.3 Guaranty. Become or be, or permit any Subsidiary to become or be, a guarantor or endorser of, or surety for, or responsible in any manner whatsoever with respect to, the payment or performance of any indebtedness, obligation or undertaking of any other person, corporation or other entity, (i) except in favor of the Banks in connection with the payment and/or performance of any such indebtedness, obligation or undertaking, (ii) except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (iii) except (a) guarantees by a Borrower of the performance by the Subsidiaries which are engaged in the oil and gas business of obligations incurred by such Subsidiaries to provide goods and services in such business and
(b) the obligations of any Borrower or any Subsidiary arising in the ordinary course of business in such party's capacity as a general partner of any Partnership; provided that the obligations guaranteed pursuant to Subsection 6.3(iii)(b) shall not exceed Two Million ($2,000,000) Dollars at any one time, and provided further that the aggregate amount of the outstanding obligations guaranteed pursuant to Subsections 6.3(iii)(a) and 6.3(iii)(b) shall not exceed Five Million ($5,000,000) Dollars at any one time, and (iv) except as permitted in accordance with Section 6.6 hereof.

            6.4 Debt. Create, assume, incur or permit to exist, any indebtedness or obligation for the payment or repayment of money, whether borrowed by, or advanced to or for the benefit of, any Borrower or any Subsidiary, or otherwise, except (i) the borrowings under the Loan Documents and any other indebtedness or obligation of any Borrower or any Subsidiary to the Banks thereunder, (ii) indebtedness with respect to the intercompany advances described in Subsection 6.5(vi) hereof, and (iii) other indebtedness, other than in favor of the Banks, not exceeding Two Million ($2,000,000) Dollars in the aggregate at any one time outstanding.

            6.5 Loans; Investments. Make, or permit any Subsidiary to make, any loan or advance to any person, corporation or other entity, or purchase or otherwise acquire, or permit any such Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any person, corporation or other entity, except: (i) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition; (ii) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (iii) certificates of deposit with maturities of one year or less from the date of acquisition issued by any Bank or any commercial bank operating within the United States of America having capital and surplus in excess of $50,000,000; (iv) for stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Borrower or any such Subsidiary; (v) loans from Transatco Corporation to TOPICO, a partnership, not exceeding $850,000 Dollars in the aggregate at any one time outstanding; (vi) loans from a Borrower or Restricted Subsidiary to another Borrower or Restricted Subsidiary, so long as the Banks shall have been granted a first perfected lien in such indebtedness, (vii) the stock held by a Borrower on the date hereof as described in Section 3.2 hereof and (viii) other loans not exceeding $2,000,000 in the aggregate at any one time outstanding.

            6.6 Business Activities. (a) Subject to the provisions of paragraph (b) below, engage in, or permit any Subsidiary to engage in, any business other than the business which it now conducts.

            (b) Notwithstanding anything to the contrary contained in this Agreement, Atlas America, Inc., AIC, Inc., AED Investments, Inc. and ARD Investments, Inc. shall not be permitted to engage in any business or conduct any activity except (i) make the advances permitted in Subsection 6.5(vi) hereof, (ii) hold the stock held by such Borrower on the date hereof as described in Section 3.2 hereof, (iii) the ownership, maintenance and management of intangible investments (which includes, without limitation, investments in the types of assets listed in Subsection 6.5 (i), (ii) and (iii) hereof), patents, patent applications, trademarks, trade names and similar types of intangible assets), and the collection and distribution of income from such investments and (iv) with respect to Atlas America, Inc. only, perform certain administrative and management services on behalf of the other Borrowers in exchange for a fee.

            6.7 Consolidation or Merger, Change of Control. (a) Consolidate with or merge into, or permit any Subsidiary to consolidate with or merge into, any person, corporation or other entity or permit any person, corporation or other entity to consolidate with or merge into any Borrower or any Subsidiary, except for the merger of any Borrower or any Subsidiary of any other Borrower or any Subsidiary of any Borrower (each, a "Permitted Merger").

            (b) Permit any Change in Control. For the purposes of this Agreement, the term "Change in Control" shall mean any change in the ownership of the shares of stock of any Borrower or any Subsidiary of any Borrower other than pursuant to a Permitted Merger or the recapitalization required by Section
5.6 above.

            6.8 Acquisitions. Except as otherwise permitted or required in this Agreement, purchase or otherwise acquire, or permit any Subsidiary to purchase or acquire, any obligations or stock of, or any other interest in, or all or substantially all of the assets of, any person, corporation or other entity whatsoever, other than pursuant to a Permitted Merger or the recapitalization required by Section 5.6 above.

            6.9 Redemption. Directly or indirectly, purchase or redeem any of the stock issued by any Borrower or permit any Subsidiary to purchase or redeem any of the stock issued by such Subsidiary.

            6.10 Distributions. Directly or indirectly, declare or make, or incur any liability to make, any dividend or other distribution on the stock of such Borrower or otherwise to the stockholders of such Borrower.

            6.11 Leases. Become, or permit any Subsidiary to become, lessee under any lease of any real or personal property, except gas and oil leases in the ordinary courses of their businesses and except such other leases entered into in the ordinary courses of their businesses so long as the aggregate payments to be made by the Borrowers and the Subsidiaries in connection with such other leases in any fiscal year of the Borrowers do not exceed One Million ($1,000,000) Dollars.

            6.12 Capital Expenditures. Make or permit during any fiscal year the aggregate amount of the Borrowers' and Subsidiaries' exploration expenses to exceed an amount equal to twenty (20%) percent of the Borrowers' and Subsidiaries' total capital expenditures (on a consolidated basis) during such fiscal year. For the purposes of this section, exploration expenses shall be included within the calculation of the Borrowers' and Subsidiaries' total capital expenditures.

            6.13 Negative Pledges. Directly or indirectly enter into or assume, or permit any Subsidiary to enter into or assume, any agreement (other than this Agreement) prohibiting the creation or assumption of any lien or encumbrance upon any of the Borrowers' or Subsidiaries' properties (including, without limitation, the Property), whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby.

SECTION 7.  BORROWING REQUIREMENTS.

            7.1 Conditions to Borrowing. Unless otherwise agreed to by the Agent and the Banks and subject to the performance by the Loan Parties of their other obligations under the Loan Documents, the Banks shall have no obligation to advance any funds to the Borrowers or to issue or renew any Letter of Credit until all legal matters incident to the transactions contemplated by the Loan Documents are resolved in a manner satisfactory to Agent and the Banks and until the Borrowers shall have provided Agent with the following:

            A. This Agreement, the Notes, Mortgage, Guaranty Agreements, Security Agreements, Pledge Agreement, Financing Statements and other Loan Documents duly executed by the appropriate Loan Parties and all in form and substance satisfactory to Agent and the Banks.

            B. Evidence satisfactory to Agent and the Banks authorizing the execution and delivery by each Loan Party of this Agreement, the Notes, the Mortgage, the Guaranty Agreements, the Security Agreement, the Pledge Agreement, the Financing Statements and the other Loan Documents.

            C. Opinions of counsel for the Loan Parties, addressed to Agent and the Banks, satisfactory to Agent's counsel, relating to such matters as the Agent may reasonably require.

            D. Certificates executed by the Borrowers stating that no defaults have occurred which are unremedied or unwaived under any agreement, lease, assignment or other document or instrument by or through which any Borrower or Subsidiary has any rights, titles or interests in connection with the Property.

            E. Evidence satisfactory to Agent and the Banks that there has been recorded in the appropriate offices documents and instruments establishing that the Borrowers and the Partnerships have good and marketable rights, titles and interests in and to the Property and the Partnership Wells and delivery to the Banks of copies of all the documents and instruments pursuant to which, or establishing that, the Borrowers and the Partnerships acquired such rights, titles and interests.

            F. Evidence satisfactory to Agent and the Banks of the recordation and filing of the Mortgage, the Financing Statements and any other Loan Document as soon as possible after the date hereof, but in any event no later than ten (10) days after the date hereof.

            G. Delivery to the Agent of all original stock certificates of all Restricted Subsidiaries of the Borrowers, together with duly executed undated stock powers in blank.

            H. Delivery to the Agent of all original executed intercompany notes, if any, to be pledged in accordance with Section 6.5(vi) hereof.

            I. A current certificate of good standing of each Loan Party and a certificate of incumbency for each, together with certified resolutions of each Loan Party's board of directors authorizing the execution of the Loan Documents to which it is a party, and the performance by such Loan Party pursuant thereto, and certified copies of each Loan Party's articles or certificate of incorporation, by-laws, and all amendments thereto.

            J. Payment of the Fees provided for herein to be paid upon the execution hereof.

            K. Lien searches covering the Borrowers, the Restricted Subsidiaries and the Property and satisfactory to Agent and the Banks.

            L. Payoff letters from each existing creditor to the Borrowers and Subsidiaries whose loans are being repaid with proceeds of the Loans, in form satisfactory to Agent and the Banks.

            M. All UCC-3 termination statements, mortgage satisfaction pieces, and other documents deemed reasonably necessary by the Agent and the Banks in order to release the security interests and other Liens in or upon the Borrowers' and the Subsidiaries' properties and assets held by any and all creditors, executed and in recordable form where necessary.

            N. Evidence satisfactory to the Agent and the Banks that all conditions precedent to the consummation of the Acquisition have been satisfied or provided for and that all other consideration required in connection with the Acquisition has been paid or delivered (as appropriate), on terms and conditions acceptable to the Banks, for a total effective purchase price of no more than $42,000,000 consisting of $18,000,000 in cash, $18,000,000 in stock of Resource America, Inc., and $6,000,000 in deferred consideration (consisting of $3,000,000 in cash and $3,000,000 in stock), and receipt by the Banks of (A) a fully-executed copy of the Acquisition Agreement and all agreements, instruments, approvals and documents executed and delivered in connection therewith, certified as true, correct and complete by an authorized officer of the Borrowers, (B) any other evidence deemed reasonably necessary by and satisfactory to the Banks that the Acquisition has been consummated upon the terms and conditions of the Acquisition Agreement, including, without limitation, the execution and delivery of all documents and agreements to be executed and delivered pursuant to the Acquisition Agreement, (C) a copy, certified by an authorized officer of Viking, of all corporation action taken by Viking to authorize the Acquisition, and (D) evidence satisfactory to the Banks that all consents, waivers and permits required to be obtained in connection with the Acquisition from any Person have been obtained and are in effect and unconditional.

            O. Evidence satisfactory to the Agent that the Borrowers shall have established certain accounts with the Agent as set forth in Section 4.5 hereof.

            P. Evidence of the Borrowers' insurance satisfactory to the Agent and the Banks and which in all other respects comply with the requirements of
Section 5.11 hereof.

            Q. A closing certificate executed by each of the Borrowers and certifying the accuracy of the representations and warranties made to the Banks in the Loan Documents, compliance with all agreements and covenants set forth therein and that there exists no default under Section 9 hereof.

            R. After giving effect to the initial Loans hereunder, the Aggregate Collateral Value shall exceed the Aggregate Outstandings by at least $1,000,000, and each Borrower's Individual Collateral Value shall exceed such Borrower's Individual Outstandings.

            S. Copies of the five year income Projections of the Borrowers and their Pro Forma Balance Sheets, each prepared on a Combined basis and acceptable in all respects to the Banks.

            T. Evidence satisfactory to the Agent and the Banks that the Borrowers are in compliance with Section 5.16 above on the date hereof.

            U. Such other documents and instruments, and evidence of the performance by Borrower of such other obligations, as the Banks may reasonably request.

SECTION 8.  DISBURSEMENT.

            8.1 Procedure. Except as otherwise provided herein, the Borrowers may request a borrowing or reborrowing hereunder by delivering to the Agent, not later than 11:00 A.M. (Pittsburgh, Pennsylvania time) (i) on the proposed borrowing or reborrowing date with respect to Loans to which the Base Rate Option applies and (ii) three (3) Business Days prior to the proposed borrowing or reborrowing date with respect to Loans to which the Euro-Rate Option applies, a written notice in the form of Exhibit "B" hereto requesting, and specifying the date (if other than the date of such request), the amount of the applicable interest rate Option (and, in the case of a borrowing or reborrowing for which the Euro-Rate Option shall apply, the applicable Euro-Rate Interest Period), the Designated Borrower with respect to such Loan and the manner of, each borrowing and reborrowing hereunder. Each request for a borrowing or reborrowing to which the Euro-Rate Option shall apply shall be irrevocable and shall be further subject to the provisions of Subsections 2.5(c) and 2.5(d) hereof. Subject to
Section 12.2 hereof, the Agent shall promptly notify the Banks of each request for a borrowing or reborrowing on the same day on which the Agent receives such a request, and each Bank shall make its Commitment Percentage of the requested borrowing or reborrowing available to the Borrowers, in immediately available funds at the principal office of the Agent, prior to 2:00 P.M. (Pittsburgh, Pennsylvania time) on the date specified by the Borrowers in their request, and upon availability of such funds Agent shall, as directed by the Borrowers, credit one or more of the accounts of deposit (the "Accounts") maintained by the Borrowers at the Agent in the amount to be borrowed or reborrowed. Each borrowing or reborrowing by the Borrowers or issuance or renewal of any Letter of Credit hereunder issuance or renewal shall be conditioned on the following: that at the time of such borrowing, reborrowing issuance or renewal the representations and warranties contained in this Agreement are true and correct and no default set forth in Section 9 hereof shall have occurred and be continuing and no event which, with giving of notice or lapse of time or both would become such a default, shall have occurred or shall have failed to occur and be continuing; and each such borrowing, reborrowing, issuance or renewal shall be deemed to be a representation and warranty by the Borrowers that the foregoing conditions exist, and upon the request of Agent, the Borrowers shall execute and deliver to the Agent a certificate as to the existence of the foregoing conditions.

            8.2 Use of Proceeds. Each Borrower represents, warrants and agrees that all funds lent or advanced pursuant to this Agreement or any other Loan Document have been, and shall be, used only for the following purposes: (i) financing oil or natural gas drilling, producing, gathering and associated activities and facilities by the Borrowers or Restricted Subsidiaries, (ii) the prepayment in full of the indebtedness owed by Resource Energy, Inc. to KeyBank,
(iii) for the repayment by Viking to Atlas of a loan in the amount of $9,000,000 used to finance part of the cash portion of the purchase price due under the Acquisition Agreement, (iv) for the repayment by Viking to Resource America, Inc. of a loan in the amount of $9,000,000 used to finance the remaining part of the cash portion of the purchase price due under the Acquisition Agreement, (v) to refinance certain existing indebtedness owed under the Prior Loan Agreement, which indebtedness is hereby expressly assumed by the Borrowers, each of whom hereby agrees to be jointly and severally liable for the repayment of such indebtedness as renewed and recast hereunder, and (vi) for the purpose of funding other general corporate activities of the Borrowers and the Restricted Subsidiaries. No proceeds of the Loans shall be advanced to any Unrestricted Subsidiary.

            8.3 Charging Account. Borrower agrees that each Bank and the Agent may charge and is hereby authorized to charge any demand deposit account of the Borrower maintained with the Agent or the Banks (including without limitation the Accounts) for payment of principal of, or interest on, the Notes when due and payable, reimbursement of Draws under the Letters of Credit and all other charges set forth in the Loan Documents when due and payable including but not limited to the Closing Fee, the Commitment Fee, any Letter of Credit Fee, the fees provided for in the side letter among Borrowers and Agent and the charges set forth in Sections 5.13 and 11.3 hereof.

SECTION 9.  DEFAULTS.

            If one or more of the following events occur:

            A. Any Borrower or any Subsidiary or any Partnership makes an assignment for the benefit of its creditors, becomes insolvent or admits in writing its inability to pay its debts as they become due; or any Borrower or any Subsidiary or any Partnership files a voluntary petition in bankruptcy or files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; or any Borrower or any Subsidiary or any Partnership files an answer admitting or not contesting the material allegations of any petition filed in any action commenced against such Borrower or such Subsidiary or such Partnership in bankruptcy or seeking the relief described above in this Subsection 9.A, or any such action shall not have been dismissed within thirty (30) days after it is commenced; or any Borrower or any Subsidiary, or any of its officers, directors or shareholders, or any Partnership, or any of its partners, takes any action looking to the dissolution or liquidation of such Borrower or such Subsidiary or such Partnership; or any Borrower or any Subsidiary or any Partnership applies for, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator for itself or for any of its property or in the absence of such application, consent or acquiescence such a trustee, receiver or liquidator is appointed and is not discharged within thirty (30) days after being appointed; or

            B. Any garnishment proceeding by attachment, levy or otherwise is instituted against any deposit balance maintained, or any property deposited, with any Bank by any Borrower or Subsidiary in an aggregate amount greater than Fifty Thousand ($50,000) Dollars:

then this Agreement and the other Loan Documents shall immediately and automatically be in default, any obligation of the Banks or the Agent under the Loan Documents or otherwise to make any further advances to or for the benefit of the Borrowers shall immediately and automatically terminate and the principal of, and interest on, the Notes and all other indebtedness of the Borrowers and the Subsidiaries to the Banks including, but not limited to all other Indebtedness, shall immediately be due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever, all of which are hereby expressly waived by the Borrowers.

            If one or more of the following events occur:

            C. Default by any Borrower (i) in the payment of interest on the Notes, in the payment of any obligation with respect to any Letter of Credit, or in the payment of any Fee or in the payment of items of expense or other charges to be paid by any Borrower pursuant to the Loan Documents, including but not limited to the times set forth in Section 5.13 or 11.3 hereof, when due and payable, and continuance thereof for ten (10) days thereafter, or (ii) in any payment of any principal of the Loans made hereunder or of any reimbursement obligation with respect to any Letter of Credit when due and payable.

            D. One or more courts shall render a final judgment or judgments against any Borrower or any Subsidiary or any Partnership in an aggregate amount greater than One Hundred Thousand ($100,000) Dollars in excess of any insurance protecting against the liability on which such judgment or judgments are based and such judgment or judgments shall not be satisfactorily stayed, discharged, vacated or set aside within thirty (30) days after the entry thereof, or, except as set forth in Subsection 9.B hereof, one or more properties of any Borrower or any Subsidiary or any Partnership shall be liened or attached under a claim or claims in an aggregate amount greater than One Hundred Thousand ($100,000) Dollars in excess of any insurance protecting against the liability on which such lien or attachment is based and such lien or attachment shall not be released or provided for to the satisfaction of the Agent within thirty (30) days after the property is liened or attached;

            E. Any Borrower or any Subsidiary shall fail to take, or cause to be taken, corrective measures reasonably satisfactory to Agent within thirty
(30) days after notice to such Borrower or such Subsidiary with respect to any litigation or any judicial or administrative proceedings pending or threatened against such Borrower or such Subsidiary or any Partnership or the Property or any Partnership Well, the outcome of which, in the reasonable judgment of the Agent, would materially and adversely affect the financial condition of such Borrower or such Subsidiary or such Partnership or the Property or the Partnership Wells;

            F. The PBGC shall make a determination that there has occurred an event or condition which constitutes grounds under ERISA for the termination of, or for the appointment of a trustee to administer, any Plan;

            G. Default in the performance or observance of any negative covenant contained in Section 6 hereof, or, the default in the performance or observance of any other agreement, covenant or obligation of any Loan Party set forth in this Agreement or any other Loan Document, which default does not constitute a specific default set forth in this Section 9, and continuance thereof for thirty (30) days;

            H. Default in the performance or observance of any agreement, covenant or obligation of any Borrower or any Subsidiary or any Partnership in any agreement between any Bank and such Borrower and/or such Subsidiary and/or such Partnership in addition to any Loan Document, or the existence of any misrepresentation in connection therewith or related thereto, and continuance thereof for more than the permitted period of grace, if any;

            I. Except as set forth in Subsections 9.C, 9.G and 9.H hereof, default in the payment or performance of any obligation for borrowed money for which any Borrower or any Subsidiary or any Partnership is liable (directly, by assumption, as guarantor, or otherwise) or in the payment or performance of any obligation secured by any mortgage, pledge, charge, security interest or other encumbrance with respect to any property of any Borrower or any Subsidiary or any Partnership, or default under the Acquisition Agreement or any document or agreement executed in connection therewith, and continuance thereof for more than the permitted period of grace, if any;

            J. Any representation or warranty made by any Loan Party herein or in any other Loan Document is untrue in any material respect or any certificate, schedule, statement, report, notice or writing furnished or made to Agent or any Bank in connection with the transactions contemplated by the Loan Documents is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

            K. Any Loan Party shall terminate its existence, dissolve, liquidate substantially all of its assets, cease to exist or permanently cease operations except as specifically permitted herein.

            L.    Any Change in Control.

            M. If Tony C. Banks [or any other person(s) acceptable to Agent and the Required Banks as set forth in this Subsection 9.M] does not, regardless of the reason therefor, continue to act as a senior officer and management executive of each Borrower and to devote his entire time and attention to the business and affairs of each Borrower; provided, however, that if such default occurs, the Borrowers may cure such default by engaging, within sixty (60) days after such occurrence such other person(s) as shall be reasonably acceptable to Agent and the Required Banks:

then the Agent, upon the instruction or with the approval of the Required Banks, at their option, may immediately declare this Agreement and/or the other Loan Documents in default, may terminate any obligations of the Agent or the Banks or the Issuing Bank under the Loan Documents or otherwise to make any further advances to or for the benefit of the Borrowers or issue or renew any Letter of Credit and/or may declare the principal of, and interest on, the Notes and/or all other indebtedness of the Borrowers and the Subsidiaries to the Agent, the Banks and the Issuing Bank including but not limited to all other Indebtedness immediately due and payable, whereupon all such indebtedness including but not limited to the Indebtedness shall immediately become due and payable without necessity of demand, presentment, protest, notice of dishonor, notice of default or any other notice whatsoever, all of which are hereby expressly waived by each Borrower.

            Notwithstanding anything to the contrary contained in this Section 9, for purposes of this Section 9, neither this Agreement nor any other Loan Document shall be, or be declared to be, in default upon the occurrence of any of the events set forth above unless (i) any such event relates to a person, corporation or other entity other than, or in addition to, any Partnership, or
(ii) any such event relates only to one or more Partnerships and the occurrence of such event, together with all other such events occurring theretofore or thereafter, does, or might, impair the collateral value of the Property in an amount equal to at least Five Hundred Thousand ($500,000) Dollars as determined by the Banks in their sole discretion; provided, however, that this paragraph shall in no way affect the calculation of any Individual Collateral Value hereunder or the Borrowers' obligations to make mandatory prepayments under
Section 2.4 above.

SECTION 10. REMEDIES.

            The Agent (on behalf of the Banks) shall be entitled at the election of the Required Banks, in their sole discretion, to exercise each and every remedy accorded it by law and/or specifically set forth in the Loan Documents, which remedies are specifically incorporated herein by reference. Such remedies may be asserted concurrently, cumulatively, successively or independently from time to time so long as any part of the Indebtedness remains unpaid. No delay on the part of the Agent, the Banks and the Issuing Bank or failure by the Agents, the Banks and the Issuing Bank to exercise any power, right or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right, or remedy or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude other or further exercises thereof, or the exercise of any other power, right or remedy.

In addition to the remedies set forth above, upon the occurrence of any default set forth above, (i) the Issuing Bank shall have the right to require the Borrowers to establish with the Issuing Bank and fund a cash collateral account to cash collateralize the Stated Amount of each outstanding Letter of Credit, and (ii) the Agent, the Banks and the Issuing Bank shall have all of the rights and remedies granted to them under this Agreement and the other Loan Documents and all other rights and remedies granted by law to creditors.

SECTION 11. MISCELLANEOUS.

            11.1 Waiver and Modification. No waiver by Agent or the Banks of any default shall operate as a waiver of any other default or of the same default on a future occasion. No failure to exercise, and no delay in exercising, on the part of Agent or the Banks, any power, remedy or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power, remedy or right preclude other or further exercise thereof or the exercise of any other power, remedy or right. This Agreement and the other Loan Documents contain the entire agreement of the parties with respect to their subject matter and the terms, conditions and covenants of this Agreement and the other Loan Documents may only be modified or waived by a written document executed by the Borrowers and the Agent.

            11.2 Notices. All notices or other correspondence required or made necessary by the terms of this Agreement and the other Loan Documents shall be in writing and shall be sent to the following addresses, by hand delivery, recognized national overnight courier service, telex, telegram, facsimile transmission or by United States Mail, first class, postage prepaid as follows:

            (a)   To the Borrowers:

                  c/o Atlas America, Inc.
                  311 Rouser Road
                  Coraopolis, Pennsylvania 15108
                  Attention: Tony C. Banks
                             President
                  Telephone: (412) 262-2830
                  Facsimile: (412) 262-3927

                  with a copy to:

                  Ledgewood Law Firm
                  Ledgewood Law Firm Building
                  1521 Locust Street
                  Philadelphia, Pennsylvania 19101-3723
                  Attention: Richard J. Abt, Esquire
                  Telephone: (215) 731-9450
                  Facsimile: (215) 735-2513



            (b)   To the Agent or the Issuing Bank:

                  PNC Bank, National Association
                  Agency Services
                  One PNC Plaza - 22nd Floor
                  249 Fifth Avenue
                  Pittsburgh, Pennsylvania 15222-2707
                  Attention: Arlene M. Ohler
                  Telephone: (412) 762-3627
                  Facsimile: (412) 762-8672
                  with a copy to:

                  PNC Bank, National Association
                  One PNC Plaza
                  249 Fifth Avenue
                  Pittsburgh, Pennsylvania 15222
                  Attention: Energy, Metals & Mining
                  Telephone: (412) 762-2431
                  Facsimile: (412) 762-2571


            (c)   To Banks:

                  All notices to Banks shall be sent to the notice address of each Bank as set forth on such Bank's signature page to this Agreement or to its Assignment and Assumption Agreement.

Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to the other parties hereto. All such notices shall be effective three (3) days after mailing or when received, whichever is earlier.

            11.3 Certain Taxes. The Borrowers agree to pay, and save Agent and the Banks harmless from, all liability for any federal or state documentary stamp or other tax liability, together with any interest or penalty, which is payable or determined to be payable with respect to the execution or delivery of this Agreement or any other Loan Document, which obligation of the Borrowers shall survive the termination of this Agreement.

            11.4 Right to Cure. In the event that the Borrowers shall fail for any reason to pay any fee, cost, expense or other charge to be paid or reimbursed by the Borrowers, Agent shall have the right but not the duty to make such payment and if Agent makes such payment the amount thereof shall be added to the balance of the Indebtedness secured by the Loan Documents, shall be payable on demand and shall bear interest at the highest lawful rate of interest then payable under the Notes then outstanding until paid.

            11.5 Venue and Jurisdiction; Waiver of Jury Trial. THE PARTIES HERETO AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE COMMENCED IN THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY, PENNSYLVANIA AND EACH PARTY AGREES THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED PERSONALLY OR BY CERTIFIED MAIL TO IT AT ITS ADDRESS DESIGNATED PURSUANT HERETO, OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. THE PARTIES HERETO WAIVE ANY CLAIM THAT PITTSBURGH, PENNSYLVANIA IS AN INCONVENIENT FORUM AND ANY CLAIM THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO

THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN THE AFOREMENTIONED COURT LACKS PROPER VENUE AND/OR JURISDICTION. EACH BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL PROVIDED IN CONNECTION HEREWITH TO THE FULL EXTENT PERMITTED BY LAW.

            11.6 Applicable Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

            11.7 Severability. In the event that any term or provision of this Agreement or any other Loan Document is lawfully held or declared to be invalid, illegal or unenforceable, it shall be deemed deleted to the extent necessary under the applicable law and the validity of the other terms and provisions shall not be affected thereby.

            11.8 Successors and Assigns. (a) This Agreement and the other Loan Documents shall be binding upon the Borrowers, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Agent and the Banks and the successors and assigns of the Agent and the Banks (except that the Borrowers shall have no right to assign, voluntarily or by operation of law, any of their rights hereunder or under any other Loan Document without Agent's prior written consent at the consent of the Required Bank, and provided further that nothing herein is intended by any party hereto to confer any rights upon any third party as a beneficiary hereof).

            (b) Subject to the remaining provisions of this Section 11.8, any Bank (the "Transferor Bank") may at any time, in the ordinary course of its commercial lending business, in accordance with applicable law, sell to one or more financial institutions (each, a "Purchasing Bank") (which Purchasing Bank may be an affiliate of the Transferor Bank), a portion of its rights and obligations under this Agreement and the Notes then held by it, pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit "H" and satisfactory to the Agent, executed by the Transferor Bank, such Purchasing Bank, the Agent and the Borrowers; provided, however, that prior to the occurrence of any default under Section 9 hereof, the Borrowers and the Agent must each give its prior consent to any such assignment (other than an assignment made by a Bank to an affiliate of such Bank), which consent shall not be unreasonably withheld and subsequent to any such default only the consent of the Agent shall be required, which consent shall not be unreasonably withheld.

                  Upon the execution, delivery, acceptance and recording of any such Assignment and Assumption Agreement, from and after the "Transfer Effective Date," as defined and determined pursuant to such Assignment and Assumption Agreement, and the payment by Purchasing Bank to Agent of an assignment service fee of $3,000, (i) the Purchasing Bank thereunder shall be a party hereto as a Bank and, to the extent provided in such Assignment and Assumption Agreement, shall have the rights and obligations of a Bank hereunder with a Commitment Percentage as set forth therein, and (ii) the Transferor Bank thereunder shall, to the extent provided in such Assignment and Assumption Agreement, be released from its obligations under this Agreement as a Bank. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of Commitment Percentage and Ratable Share arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such Transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date, the Borrowers shall execute and deliver to the Agent, in exchange for the surrendered Notes held by the Transferor Bank, new Notes to the order of such Purchasing Bank in an amount equal to the Commitment Percentage of the Revolving Credit and the Loans assumed by it and purchased by it pursuant to such Assignment and Assumption Agreement, and new Notes to the order of the Transferor Bank in an amount equal to the Commitment Percentage of the Revolving Credit and the Loans retained by it hereunder.

            (c)   The Agent shall maintain at its address referred to in Section
11.2 a copy of each Assignment and Assumption Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the amount of the Loans owing to each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available at the office of the Agent for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            (d) Notwithstanding any other provision in this Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrowers or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

            11.9 Nature and Survival of Representations. All statements contained in any certificate or other document or instrument of any kind whatsoever delivered by or on behalf of any Borrower pursuant hereto or any other Loan Document, or in connection with the transactions contemplated hereby or thereby, shall be deemed representations and warranties made by any Borrower in this Agreement or other Loan Document, or pursuant hereto or thereto, and, together with all representations and warranties contained herein or in any other Loan Document, shall survive the execution and delivery thereof and of this Agreement and any other Loan Document, the making of any loans under the Loan Documents, and the making of any investigation made at any time by or on behalf of Agent and/or the Banks.

            11.10 Certain Matters Regarding the Prior Loan Agreement. This Agreement is intended to amend, restate and replace the Prior Loan Agreement except with respect to any provisions thereof which by their terms expressly survive the payment of Borrowers' obligations thereunder.

            11.11 Number and Gender. Whenever required by the context of this Agreement or any other Loan Document the singular shall include the plural, and vice-versa; and the neuter gender shall include the masculine and feminine genders, and vice-versa.

            11.12 Joint and Several Liability; Insolvency Laws.

                  (a) Each Borrower is, and shall be, jointly and severally bound by, and responsible for the making and performance of, all of the representations, warranties, covenants, provisions, terms, conditions and agreements made and to be performed by any Borrower under and pursuant to this Agreement and the other Loan Documents.

                  (b) If at any time any payment of the principal of, or interest on, the Loans, any unreimbursed Draws or any other amounts payable by the Borrowers under this Agreement, the Notes, or the other Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Loan Party or otherwise, the obligations of the other Borrowers under this Agreement, the Notes and the other Loan Documents with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

                  (c) Anything in this Agreement to the contrary notwithstanding, the maximum liability of each Borrower hereunder shall in no event exceed the amount for which such Borrower can be liable under applicable federal and state laws relating to the insolvency of debtors.

                  (d) Each Borrower agrees that the Indebtedness owing by any other Borrower may at any time and from time to time exceed the amount of the liability of such Borrower under this Agreement without impairing the liability of such Borrower under this Agreement or affecting the rights and remedies of the Banks under this Agreement or under any other Loan Document.

            11.13 Tax Withholding. At least five (5) business days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each such Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Agent and the Borrowers two (2) duly completed copies of either (i) United States Internal Revenue Service Form W-9, 1001 or 4224 or such other applicable form prescribed by the Internal Revenue Service of the United States, certifying in each case that such Bank is entitled to receive payments under this Agreement or the Notes without deduction or withholding of United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty or (ii) Form W-8 or such other applicable form prescribed by the Internal Revenue Service of the United States or a certificate of such Bank indicating that no such exemption or reduced rate of taxation is allowable with respect to such payments. Each Bank which delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to the Agent and the Borrowers two (2) additional copies of such form (or any successor form) on or before that form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank is entitled to receive payments under this Agreement or its Note without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless each such Bank establishes an exemption or at the applicable reduced rate established pursuant to the above provisions.

            11.14 Headings. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

            11.15 Confidentiality.

            (a) General. The Agent and the Banks each agree to keep confidential all information obtained from the Borrowers or their Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information
(i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by
Section 11.8, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrowers, as otherwise required by applicable Governmental Rule or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

            (b) Sharing Information With Affiliates of the Banks. Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to a Borrower or its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and each of the Borrowers hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate of such Bank, it being understood that any such subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.14 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Indebtedness and the termination of any commitment to lend or to issue Letters of Credit hereunder.

SECTION 12. AGREEMENT AMONG BANKS

            12.1 Appointment and Grant of Authority. The Banks hereby appoint PNC, and PNC hereby agrees to act as, Agent under this Agreement, the other Loan Documents, and Agent under the Security Documents for the benefit of the Banks. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to it by the terms hereof or of the other Loan Documents, together with such other powers as are incidental thereto. Without limiting the foregoing, the Agent, on behalf of the Banks, is authorized to execute all of the Loan Documents (other than this Agreement) and to accept all of the Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement. Without limiting the foregoing, the Agent, on behalf of the Banks as secured parties, is authorized to execute and/or accept the Mortgage, any Financing Statements, any other Loan Documents and all other agreements, documents or instruments reasonably required to carry out the intent of the parties to this Agreement.

            12.2 Reliance by Agent on Banks for Funding. Unless the Agent shall have received notice from a Bank prior to a funding date that such Bank will not make available to the Agent such Bank's portion of net disbursements of Loans, the Agent may assume that such Bank has made such portion available to the Agent in accordance with Section 8.1 above and the Agent may, in reliance upon such assumption, make Loans to the Borrowers. If and to the extent that such Bank has not made such portion available to the Agent on or prior to any funding date, such Bank and the Borrowers severally agree to repay to the Agent immediately upon demand, in immediately available funds, such unpaid amount, together with interest thereon at the Federal Funds Rate for each day from the applicable funding date until such amount is repaid to the Agent. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute a Loan made by such Bank for purposes of this Agreement. The failure by any Bank to pay its portion of a Loan made by the Agent shall not relieve any other Bank of its obligation to pay its portion of net disbursements of Loans, but no Bank shall be responsible for the failure of any other Bank to make its net share of Loans to be made by such other Bank on such funding date.

            12.3 Non-Reliance on Agent. Each Bank agrees that it has, independently and without reliance on the Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Except as otherwise provided herein, the Agent shall have no duty to keep the Banks informed as to the performance or observance by the Borrowers of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. The Agent, in the absence of gross negligence or willful misconduct, shall not be liable to any Bank for its failure to relay or furnish to the Bank any information. The preceding provisions of this Section 12.3 to the contrary notwithstanding, the Agent shall notify each of the Banks as soon as practicable after it receives notice of the occurrence of any default hereunder or under any other Loan Document.

            12.4  Responsibility of Agent and Other Matters.

            (a) Ministerial Nature of Duties. As between the Banks and itself, the Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents, and those duties and responsibilities shall be subject to the limitations and qualifications set forth in this Section 12. The duties of the Agent shall be ministerial and administrative in nature.

            (b) Limitation of Liability. As between the Banks and itself, neither the Agent nor any of its respective directors, officers, employees or agents shall be liable, except for gross negligence or willful misconduct, for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement or any other instrument or document in connection herewith. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees, shall be responsible for, or have any duty to examine (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (A) this Agreement or any of the other Loan Documents or (B) any other document or instrument furnished pursuant to or in connection with this Agreement, (ii) the collectibility of any amounts owed by the Borrowers to the Banks, (iii) the truthfulness of any recitals or statements or representations or warranties made to the Agent or the Banks in connection with this Agreement, (iv) any failure of any party to this Agreement to receive any communication sent, including any telegram, telex, teletype, telecopy, bank wire, cable, radiogram or telephone message or any writing, application, notice, report, statement, certificate, resolution, request, order, consent letter or other instrument or paper or communication entrusted to the mails or to a delivery service, or (v) the assets or liabilities or financial condition or results of operations or business or creditworthiness of the Borrowers.

            (c) Reliance. The Agent shall be entitled to act, and shall be fully protected in acting upon, any telegram, telex, teletype, telecopy, bank wire, cable or radiogram or any writing, application, notice, report, statement, certificate, resolution, request, order, consent, letter or other instrument or paper or communication believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents on the part of the Borrower or any other party thereto.

            12.5 Action on Instructions. The Agent shall be entitled to act or refrain from acting, and shall be fully protected in acting or refraining from acting, under this Agreement, the other Loan Documents or any other instrument or document in connection herewith or therewith, in accordance with the instructions of the Required Banks (as such term is defined in Section 12.6 below) or, in the case of the matters set forth in items (i) through (viii) of
Section 12.13, from all of the Banks.

            12.6 Required Banks. For the purposes of this Agreement, the term "Required Banks" shall mean Banks with aggregate Commitment Percentages equal to at least 66-2/3% of all Commitment Percentages.

            12.7 Action Upon Occurrence of an Event of Default. If an event of default set forth in Section 9 hereof has occurred, the Banks shall immediately consult with one another in an attempt to agree upon a mutually acceptable course of conduct. Failing agreement upon a course of conduct and if the Required Banks wish to declare an event of default and/or exercise their rights hereunder, the Agent will exercise the rights of the Banks hereunder as directed by the Required Banks.

            12.8 Indemnification. To the extent the Borrowers do not reimburse and save harmless the Agent according to the terms hereof for and from all costs, expenses and disbursements in connection herewith, such costs, expenses and disbursements, shall be borne by the Banks ratably in accordance with their respective Commitment Percentages. Each Bank hereby agrees on such basis (i) to reimburse the Agent for such Bank's pro rata share of all such reasonable costs, expenses and disbursements on request and (ii) to the extent of each such Bank's pro rata share, to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the other Loan Documents or any other agreement, instrument or document in connection herewith or therewith, or any request of the Required Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability related to the exercise or performance of any of its powers or duties under this Agreement, the other Loan Documents, or any of the other agreements, instruments or documents delivered in connection herewith or the taking of any action under or in connection with any of the foregoing.

            12.9 Agent's Rights as a Bank. With respect to the commitments of the Agent as a Bank hereunder, and any loans of the Agent to the Borrowers under this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto, the Agent shall have the same rights and powers, duties and obligations under this Agreement, the other Loan Documents or other agreement, instrument or document as any Bank and may exercise such rights and powers and shall perform such duties and fulfill such obligations as though it were not the Agent. The Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrowers as if it were not the Agent.

            12.10 Payment to Banks. Promptly after receipt from the Borrowers of any principal repayment of any Loan, any interest due thereunder, and any other interest or fees or other amounts due under any of the Loan Documents, the Agent shall distribute to each Bank in immediately available funds that Bank's Commitment Percentage of the funds so received, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks.

            12.11 Pro Rata Sharing. All interest and principal payments on the Notes, the Closing Fee, all Commitment Fees and all Letter of Credit Fees are to be divided pro rata among the Banks in accordance with their respective Ratable Share. Any sums obtained from any Loan Party by any Bank by reason of the exercise of its rights of setoff or banker's lien shall be shared pro rata among the Banks. Nothing in this Section 12.11 shall be deemed to require the sharing among the Banks of collections specifically relating to any other indebtedness of any Loan Party to any Bank.

            12.12 Successor Agent. The Agent may resign as Agent upon ninety
(90) days' notice to the Banks and the Borrowers. If such notice shall be given, the Banks shall appoint a successor agent for the Banks, during such ninety (90) day period, which successor agent shall, if no default under Section 9 has occurred and is continuing, be consented to by the Borrowers (which consent shall not be unreasonably withheld), to serve as agent hereunder and under the several documents. Following the occurrence and continuance of any default under
Section 9, Borrower's consent shall not be required for appointment of a successor Agent. If at the end of such ninety (90) day period the Banks have not appointed such a successor, the Agent shall procure a successor reasonably satisfactory to the Banks and the Borrowers, to serve as agent for the Banks hereunder and under the several documents. Any such successor agent shall succeed to the rights, powers and duties of the Agent. Upon the appointment of such successor agent or upon the expiration of such ninety (90) day period (or any longer period to which the Agent has agreed), the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12.12 shall inure to the benefit of such retiring Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            12.13 Amendments and Waivers. The Required Banks, or the Agent with the consent in writing of the Required Banks, and the Borrowers may, subject to the provisions of this Section 12.13, from time to time enter into written supplemental agreements to this Agreement and the other Loan Documents for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Banks, the Agent or the obligor thereunder or the conditions, provisions or terms thereof or waiving any event of default thereunder or consenting to an action of the Borrowers, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Banks:

            (i) waive any event of default by any Loan Party in any payment of principal and/or interest due hereunder and under any of the Notes or any Reimbursement Obligation or other amount due with respect to the Letters of Credit;

            (ii)   decrease any interest rate provided for herein;

            (iii) change the Termination Date or otherwise extend the maturity of any obligation hereunder;

            (iv) release any guarantor of the Indebtedness, any of the Property from the Mortgage, any Security Agreement, any Pledge Agreement and/or any Financing Statement or any other collateral described in any Security Document except as permitted in Section 6.1 above;

            (v)    reduce the Commitment Fee;

            (vi) increase the maximum principal amount of the Revolving Credit or increase any Individual Collateral Value, the Aggregate Collateral Value or any Individual Collateral Value Reduction Amount;

            (vii) permit any Loan Party to assign its rights or duties hereunderor under any of the other Loan Documents; or

            (viii) amend or waive the provisions of this Section 12.13;

Any such supplemental agreement shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former positions and rights, and any event of default hereunder or under the other Loan Documents waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other event of default hereunder or under the other Loan Documents, or impair any right consequent thereon.

            12.14 Agent's Fees. The Borrowers shall pay to the Agent certain fees under the terms of a letter among the Borrowers and Agent, as amended from time to time.

            12.15 Funding by Branch, Subsidiary or Affiliate.

            (a) Notional Funding. Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, subsidiary or affiliate (which for the purposes of this Section 12.15 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Subsection 2.5(h) than they would have been in the absence of such change.

Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

            (b) Actual Funding. Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, subsidiary or affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Subsection 12.15(b). If any Bank causes a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, subsidiary or affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, subsidiary or affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Subsection 2.5(h)) which would otherwise not be incurred.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Loan Agreement to be executed by their respective officers as of the date first written above.

WITNESS:                ATLAS AMERICA, INC., a Pennsylvania corporation


____________________    By_____________________________________________   (SEAL)
                        Name:  Jonathan Z. Cohen
                        Title: Vice Chairman


WITNESS:                RESOURCE ENERGY, INC., a Delaware corporation



____________________    By_____________________________________________   (SEAL)
                        Name:  Michael L. Staines
                        Title: President


WITNESS:                VIKING RESOURCES CORPORATION, a Pennsylvania corporation



____________________    By_____________________________________________   (SEAL)
                        Name:  Jonathan Z. Cohen
                        Title: Chairman


                        PNC BANK, NATIONAL ASSOCIATION, in its capacity as the
                                 Agent and as the Issuing Bank hereunder


                        By______________________________________________________
                        Name:___________________________________________________
                        Title:__________________________________________________


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Agreement by and among ATLAS AMERICA, INC., RESOURCE ENERGY, INC., VIKING RESOURCES CORPORATION, the Banks party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Initial Commitment: $17,500,000                PNC BANK, NATIONAL ASSOCIATION

Commitment Percentage: 38.8889%
                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________

Addresses for notice purposes:

PNC Bank, National Association
Agency Services
One PNC Plaza - 22nd Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention:  Arlene M. Ohler
Telephone:  (412) 762-3627
Telecopier: (412) 762-8672

PNC Bank, National Association
Energy, Metals & Mining
One PNC Plaza - Third Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:  Thomas A. Majeski
            Vice President
Telephone:  (412) 762-2431
Telecopier: (412) 762-2571

Address for Euro-Rate Loan Funding if different from above:

                  N/A
-----------------------------------
Telephone:_________________________
Telecopier:________________________
Telex:_____________________________

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Agreement by and among ATLAS AMERICA, INC., RESOURCE ENERGY, INC., VIKING RESOURCES CORPORATION, the Banks party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Initial Commitment: $17,500,000                FIRST UNION NATIONAL BANK

Commitment Percentage: 38.8889%
                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


Addresses for notice purposes:

First Union National Bank
1001 Fannin Street, Suite 2255
Houston, Texas 77002
Attention:  Russell Clingman
Telephone:  (713) 346-2716
Telecopier: (713) 650-6354

Address for Euro-Rate Loan Funding if different from above:

                  N/A
-----------------------------------
Telephone:_________________________
Telecopier:________________________
Telex:_____________________________

                  IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned Bank has caused this Agreement by and among ATLAS AMERICA, INC., RESOURCE ENERGY, INC., VIKING RESOURCES CORPORATION, the Banks party hereto, the Issuing Bank, PNC BANK, NATIONAL ASSOCIATION, as the Agent to be executed by its duly authorized officers as of the date first above written.

Initial Commitment: $10,000,000                KEYBANK NATIONAL ASSOCIATION

Commitment Percentage: 22.2222%
                                               By:______________________________
                                               Name:____________________________
                                               Title:___________________________


Addresses for notice purposes:

KeyBank National Association
Mail Code:  OH-12-06-0205
126 Central Plaza North
Canton, Ohio 44702
Attention:  Lou Poppovich
Telephone:  (330) 489-5364
Telecopier: (330) 430-7631

Address for Euro-Rate Loan Funding if different from above:

                  N/A
-----------------------------------
Telephone:_________________________
Telecopier:________________________
Telex:_____________________________

                          AGREEMENT OF FORMER BORROWERS

            Intending to be legally bound as of the date of this Loan Agreement (this "Agreement"), each of the undersigned parties (each, a "Former Borrower"), hereby (a) accepts and agrees to the terms and provisions of this Agreement, (b) agrees to deliver to Agent for the benefit of the Banks a guaranty agreement whereby such Former Borrower shall guaranty and become surety for all of the Indebtedness (as defined in this Agreement) and shall continue to be jointly and severally responsible for all obligations of a Borrower hereunder, (c) acknowledges and agrees that such Former Borrower shall continue to be bound by the provisions of this Agreement (specifically including, without limitation, all of the terms and provisions of Section 2.9 of this Agreement) and liable to the Banks for all reimbursement, Letter of Credit Fee, indemnification and other obligations with respect to the Existing Letters of Credit, as if such Existing Letters of Credit were Letters of Credit issued hereunder, and (d) ratifies and confirms in all respects any reimbursement agreement or application for letter of credit executed by such Former Borrower and further acknowledges that any such reimbursement agreement and each such application for letter of credit shall continue and remain in full force and effect and binding upon such Former Borrower.

                                       ATLAS ENERGY GROUP, INC.
                                       ATLAS RESOURCES, INC.
                                       TRANSATCO CORPORATION
                                       ATLAS ENERGY CORPORATION
                                       MERCER GAS GATHERING, INC.
                                       PENNSYLVANIA INDUSTRIAL ENERGY, INC.

WITNESS:


__________________________________     By:______________________________________
                                       Name:  Tony C. Banks
                                       Title: Senior Vice President


                                       AIC, INC.
                                       AED INVESTMENTS, INC.
                                       ARD INVESTMENTS, INC.

WITNESS:


__________________________________     By:______________________________________
                                       Name:  Tony C. Banks
                                       Title: President

                                     ANNEX I

                                       TO

                                 LOAN AGREEMENT


            Each of the "Applicable Euro-Rate Margin" and "Applicable Base Rate Margin" means, for any date, the rate set forth below in the row opposite such term and in the column corresponding to the Utilization Rate that exists on such date.


----------------------------------------------------------------------------------------------------------------------
Utilization Rate                  <= 50%      > 50% - <=65%        > 65% - <=80%         > 80% - <=90%       > 90
----------------------------------------------------------------------------------------------------------------------
Applicable Euro-Rate Margin         150.0            162.5                175.0               200.0           225.0
----------------------------------------------------------------------------------------------------------------------
Applicable Base Rate Margin           0              12.5                  25                   50             75
----------------------------------------------------------------------------------------------------------------------
